                                                                       Exhibit 2


                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                              GLACIER BANCORP, INC.

                                       AND

                            MISSOULA BANCSHARES, INC.









                           DATED AS OF AUGUST 9, 1996

                                TABLE OF CONTENTS

                                                                                                                          Page

SECTION 1.                                            TERMS OF TRANSACTION................................................  3

                  1.1.              Transaction...........................................................................  3
                  1.2.              Merger................................................................................  3

                                    1.2.1.                              Closing...........................................  3
                                    1.2.2.                              The Bank..........................................  3
                                    1.2.3.                              Effect on Glacier Common Stock....................  4

                  1.3.              Consideration.........................................................................  4

                                    1.3.1.                              Purchase Price....................................  4
                                    1.3.2.                              Period For Calculating Purchase Price.............  5
                                    1.3.3.                              Exchange Ratio....................................  5
                                    1.3.4.                              Change in Equity Capital..........................  5
                                    1.3.5.                              No Fractional Shares..............................  6
                                    1.3.6.                              Options...........................................  6
                                    1.3.7.                              Certificates......................................  6

                  1.4.              Payment to Dissenting Stockholders....................................................  8
                  1.5.              Alternative Structures................................................................  8
                  1.6.              Letter of Transmittal.................................................................  9
                  1.7.              Undelivered Certificates..............................................................  9
                  1.8.              Stock Option Agreement................................................................  9
                  1.9.              Expenses of Exchange Agent............................................................  9

SECTION 2.                                            CLOSING OF THE TRANSACTION..........................................  9

                  2.1.              Closing...............................................................................  9
                  2.2.              Events of Closing..................................................................... 10
                  2.3.              Place of Closing...................................................................... 10

SECTION 3.                                            REPRESENTATIONS AND WARRANTIES...................................... 10

                  3.1.              Representations and Warranties of Glacier
                                    and Bancshares........................................................................ 10

                                    3.1.1.                              Corporate Organization and Qualification.......... 10
                                    3.1.2.                              Subsidiaries...................................... 10
                                    3.1.3.                              Capital Stock..................................... 11
                                    3.1.4.                              Corporate Authority............................... 14
                                    3.1.5.                              Reports and Financial Statements.................. 14
                                    3.1.6.                              Absence of Certain Events and Changes............. 17
                                    3.1.7.                              Material Agreements............................... 17
                                    3.1.8.                              Knowledge as to Conditions........................ 18
                                    3.1.9.                              Brokers and Finders............................... 18

                  3.2.              Bancshares' Additional Representations
                                    and Warranties........................................................................ 18

                                    3.2.1.                              Loan and Lease Losses............................. 18
                                    3.2.2.                              No Stock Option Plans............................. 18


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
                                    3.2.3.                              Governmental Filings; No Violations............... 18
                                    3.2.4.                              Asset Classification.............................. 19
                                    3.2.5.                              Properties........................................ 20
                                    3.2.6.                              Anti-takeover Provisions.......................... 20
                                    3.2.7.                              Compliance with Laws.............................. 20
                                    3.2.8.                              Litigation........................................ 21
                                    3.2.9.                              Taxes............................................. 22
                                    3.2.10.                             Insurance......................................... 23
                                    3.2.11.                             Labor Matters..................................... 24
                                    3.2.12.                             Employee Benefits................................. 24
                                    3.2.13.                             Environmental Matters............................. 27

                  3.3.              Exceptions to Representations and Warranties.......................................... 29

                                    3.3.1.                              Disclosure of Exceptions.......................... 29
                                    3.3.2.                              Nature of Exceptions.............................. 30

SECTION 4.                                            CONDUCT AND TRANSACTIONS BEFORE CLOSING............................. 30

                  4.1.              Conduct of Bancshares' Business Before Closing........................................ 30

                                    4.1.1.                              Availability of Bancshares' Books,
                                                                        Records and  Properties........................... 30
                                    4.1.2.                              Ordinary and Usual Course......................... 30
                                    4.1.3.                              Conduct Regarding Representations
                                                                        and Warranties.................................... 33
                                    4.1.4.                              Maintenance of Properties......................... 33
                                    4.1.5.                              Preservation of Business Organization............. 33
                                    4.1.6.                              Senior Management................................. 34
                                    4.1.7.                              Compensation...................................... 34
                                    4.1.8.                              Update of Financial Statements.................... 34
                                    4.1.9.                              No Solicitation................................... 35
                                    4.1.10.                             Title Policies.................................... 35
                                    4.1.11.                             Review of Loans................................... 35

                  4.2.              Registration Statement................................................................ 35

                                    4.2.1.                              Preparation of Registration Statement............. 35
                                    4.2.2.                              Submission to Stockholders........................ 36

                  4.3.              Accounting Treatment.................................................................. 37

                                    4.3.1.                              Pooling of Interests.............................. 37
                                    4.3.2.                              Affiliate List.................................... 37
                                    4.3.3.                              Restrictive Legend................................ 37
                                    4.3.4.                              Retention of Certificates......................... 38

                  4.4.              Submission to Regulatory Authorities.................................................. 38
                  4.5.              Announcements......................................................................... 38
                  4.6.              Consents.............................................................................. 38
                  4.7.              Further Actions....................................................................... 38
                  4.8.              Notice................................................................................ 38
                  4.9.              Confidentiality....................................................................... 39
                  4.10. Update of Financial Statements.................................................................... 39


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
                  4.11. Availability of Glacier's Books, Records and
                                     Properties........................................................................... 39

SECTION 5.                                            APPROVALS AND CONDITIONS............................................ 40

                  5.1.              Required Approvals.................................................................... 40
                  5.2.              Conditions to Glacier's Obligations................................................... 40

                                    5.2.1.                              Representations and Warranties.................... 40
                                    5.2.2.                              Compliance........................................ 40
                                    5.2.3.                              Equity Capital Requirement........................ 40
                                    5.2.4.                              Payment of Note and Release of Pledge............. 40
                                    5.2.5.                              No Material Adverse Effect........................ 41
                                    5.2.6.                              Financial Condition............................... 41
                                    5.2.7.                              No Change in Loan Review.......................... 41
                                    5.2.8.                              No Governmental Proceedings....................... 41
                                    5.2.9.                              Approval by Counsel............................... 41
                                    5.2.10.                             Receipt of Title Policy........................... 42
                                    5.2.11.                             Corporate and Stockholder Action.................. 42
                                    5.2.12.                             Tax Opinion....................................... 42
                                    5.2.13.                             Opinion of Counsel................................ 42
                                    5.2.14.                             Cash Paid......................................... 43
                                    5.2.15.                             Affiliate Letters................................. 44
                                    5.2.16.                             Registration Statement............................ 44
                                    5.2.17.                             Consents.......................................... 44
                                    5.2.18.                             Fairness Opinions................................. 44
                                    5.2.19.                             Accounting Treatment.............................. 44
                                    5.2.20.                             Solicitation of Employees......................... 44
                                    5.2.21.                             Other Matters..................................... 45

                  5.3.              Conditions to Bancshares' Obligations................................................. 45

                                    5.3.1.                              Representations and Warranties.................... 45
                                    5.3.2.                              Compliance........................................ 45
                                    5.3.3.                              No Material Adverse Effect........................ 45
                                    5.3.4.                              No Governmental Proceedings....................... 45
                                    5.3.5.                              Corporate and Stockholder Action.................. 45
                                    5.3.6.                              Tax Opinion....................................... 45
                                    5.3.7.                              Opinion of Counsel................................ 46
                                    5.3.8.                              Fairness Opinion.................................. 47
                                    5.3.9.                              Cash Paid......................................... 47
                                    5.3.10.                             Registration Statement............................ 47
                                    5.3.11.                             Bancshares Directors to Serve on
                                                                        Glacier and Glacier Bank Boards................... 47
                                    5.3.12.                             Approval by Counsel............................... 47
                                    5.3.13.                             Other Matters..................................... 47

SECTION 6.                                            DIRECTORS, OFFICERS AND EMPLOYEES................................... 48

                  6.1.              Directors............................................................................. 48
                  6.2.              Director Appointed.................................................................... 48
                  6.3.              Employment Agreement.................................................................. 48
                  6.4.              Employees............................................................................. 48
                  6.5.              Employee Benefit Issues............................................................... 48


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
                                    6.5.1.                              Comparability of Benefits......................... 48
                                    6.5.2.                              Termination and Transfer/Merger of Plans.......... 48
                                    6.5.3.                              No Contract Created............................... 49

                  6.6.              Indemnification....................................................................... 49

                                    6.6.1.                              Indemnification................................... 49
                                    6.6.2.                              Claims for Indemnification........................ 49
                                    6.6.3.                              Assumption of Indemnification Obligation.......... 50
                                    6.6.4.                              Enforcement....................................... 50

SECTION 7.                                            TERMINATION OF AGREEMENT AND ABANDONMENT
                                                      OF TRANSACTION...................................................... 50

                  7.1.              Termination by Reason of Lapse of Time................................................ 50
                  7.2.              Other Grounds for Termination......................................................... 50

                                    7.2.1.                              Mutual Consent.................................... 50
                                    7.2.2.                              Bancshares' Conditions Not Met.................... 50
                                    7.2.3.                              Bancshares Fails to Recommend
                                                                        Stockholder Approval or Option
                                                                        Becomes Exercisable............................... 51
                                    7.2.4.                              Glacier Fails to Recommend Stockholder
                                                                        Approval.......................................... 51
                                    7.2.5.                              Conditions of Glacier Not Met..................... 51
                                    7.2.6.                              Impracticability.................................. 51
                                    7.2.7.                              Discharge of Fiduciary Obligations................ 51
                                    7.2.8.                              Acquisition of Glacier............................ 51
                                    7.2.9.                              Decline in Value of Glacier Stock................. 52
                                    7.2.10.                             Increase in Value of Glacier Stock................ 52
                                    7.2.11.                             Certain Definitions............................... 53

                  7.3.              Break-up Fees......................................................................... 54

                                    7.3.1.                              Bancshares' Liability............................. 54
                                    7.3.2.                              Glacier's Liability............................... 54

                  7.4.              Cost Allocation Upon Termination...................................................... 54

SECTION 8.                                            MISCELLANEOUS....................................................... 54

                  8.1.              Notices............................................................................... 54
                  8.2.              Waivers and Extensions................................................................ 55
                  8.3.              General Interpretation................................................................ 55
                  8.4.              Construction and Execution in Counterparts............................................ 56
                  8.5.              Survival of Representations, Warranties,
                                    and Covenants......................................................................... 56
                  8.6.              Attorneys' Fees and Costs............................................................. 56
                  8.7.              Arbitration........................................................................... 56
                  8.8.              Governing Law and Venue............................................................... 57
                  8.9.              Severability.......................................................................... 57

SECTION 9.                                            AMENDMENTS.......................................................... 57


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
EXHIBITS AND SCHEDULES:

EXHIBIT A                   Form Affiliate Letter
EXHIBIT B                   Director Passive Interests in Competing Businesses

SCHEDULE 1                  Exceptions to Representations and Warranties
SCHEDULE 2                  Offices
SCHEDULE 3                  Subsidiaries
SCHEDULE 4                  Glacier Stock Plans and Bancshares' Stock Options
SCHEDULE 5                  Material Contracts
SCHEDULE 6                  Bancshares' Required Third Party Consents
SCHEDULE 7                  Asset Classification List
SCHEDULE 8                  Bancshares' Property Encumbrances
SCHEDULE 9                  Bancshares' and the Bank's Offices and Branches
SCHEDULE 10                 Bancshares' Compliance with Laws
SCHEDULE 11                 Bancshares' Litigation Disclosure
SCHEDULE 12                 Bancshares' and The Bank's Insurance Policies
SCHEDULE 13                 Bancshares' Employee Benefit Plans

                                    INDEX OF
                                   DEFINITIONS



TERMS                                                     SECTION
Agreement                                                 Intro. Paragraph
Asset Classification                                      3.2.4
Average Closing Price                                     7.2.11.(a)
Bancshares                                                Intro. Paragraph
Bancshares/Bank Financial Statements                      3.1.5.(d)(4)
Bancshares Common Stock                                   3.1.3.(b)(1)
Bancshares Options                                        1.3.6
Bank                                                      Recital A
Bank Common Stock                                         1.3.1
BHCA                                                      Recital A
Closing                                                   1.2.1
Continuing Corporation                                    Recital B.1
Continuing Corporation Shares                             4.2.1
Continuing Corporation Common Stock                       1.3.3
Compensation Plans                                        3.2.12.(b)
Continuing Employees                                      6.4
Contracts                                                 3.2.3.(b)
Determination Date                                        7.2.9.(a)
Dissenting Shares                                         1.4
Effective Date                                            2.1
Employees                                                 3.2.12.(b)
Environmental Laws                                        3.2.13.(a)(2)
Equity Capital                                            1.3.1.(a)
ERISA                                                     3.2.12
ERISA Affiliate                                           3.2.12.(d)
Exchange Act                                              3.1.5.(b)
Exchange Agent                                            1.3.7.(a)
Exchange Ratio                                            1.3.3
Executive Officer                                         3.1.8

TERMS                                                     SECTION
FDIA                                                      3.1.2.(b)
FDIC                                                      3.1.2.(b)
Federal Reserve Board                                     Recital D
Financial Statements                                      3.1.5.(d)(1)
GAAP                                                      1.3.1.(a)
Glacier                                                   Intro. Paragraph
Glacier Common Stock                                      3.1.3.(a)(1)
Glacier Financial Statements                              3.1.5.(d)(2)
Glacier Preferred Stock                                   3.1.3.(a)(1)
Glacier Stock Plans                                       3.1.3.(a)(2)
Governmental Entity                                       3.2.3.(a)
Hazardous Substances                                      3.2.13.(a)(3)
Indemnified Party                                         6.6.1
IRC                                                       Recital I
Joint Prospectus/Proxy Statement                          4.2.1.(a)
Liens                                                     3.1.3.(a)(6)
Material Adverse Effect                                   3.1.6
Merger                                                    Recital B
Modified Purchase Price                                   7.2.11.(b)
Pension Plan                                              3.2.12.(c)
Plan or Plans                                             3.2.12.(a)
Property                                                  4.1.10
Purchase Price                                            1.3.1
Registration Statement                                    4.2.1.(a)
Regulatory Approvals                                      Recital D
Reports                                                   3.1.5.(b)
SEC                                                       3.1.5.(a)
Securities Act                                            3.1.5.(b)
Securities  Laws                                          3.1.5.(b)
Stock Option Agreement                                    Recital G
Subject Property                                          3.2.13.(a)(1)

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TERMS                                                     SECTION
Subsequent Bancshares/Bank Financial                      3.1.5.(d)(5)
Statements
Subsequent Glacier Financial Statements                   3.1.5.(d)(3)
Tax                                                       3.2.9
Termination Date                                          2.1
Transaction                                               1.1

                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                              GLACIER BANCORP, INC.
                                       AND
                            MISSOULA BANCSHARES, INC.


         This Plan and Agreement of Merger ("Agreement"), dated as of August 9, 1996, is between GLACIER BANCORP, INC. ("Glacier"), a Delaware corporation and MISSOULA BANCSHARES, INC. ("Bancshares"), a Montana corporation.

                                    PREAMBLE

         Glacier's and Bancshares' management believe, respectively, that the merger of Bancshares with and into Glacier, on the terms and conditions set forth in this Agreement, is in the best interests of Glacier's and Bancshares' stockholders.

                                    RECITALS

A. THE PARTIES. Glacier is a corporation duly organized and validly existing under Delaware law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"), and a savings and loan holding company within the meaning of section 10 of the Home Owners' Loan Act, as amended ("HOLA"). Glacier's principal office is located in Kalispell, Montana. Glacier owns (1) all of the outstanding common stock of Glacier Bank, F.S.B. and Community First, Inc.; (2) 93% of the outstanding common stock of First National Bank of Whitefish; and (3) 93% of the outstanding common stock of First National Bank of Eureka. Bancshares is a corporation duly organized and validly existing under Montana law and is a registered bank holding company under the BHCA. Bancshares' principal office is located in Missoula, Montana. Bancshares owns 98.864% of the outstanding shares of common stock of First Security Bank of Missoula ("Bank"), a Montana state-chartered, commercial bank.

B.       THE MERGER. On the Effective Date, the following will occur:

         1. Bancshares will merge with and into Glacier ("Merger") and Glacier will be the surviving corporation under the name Glacier Bancorp, Inc. ("Continuing Corporation").

         2. Except as otherwise provided in this Agreement, the outstanding shares of Bancshares Common Stock will be converted into the right to receive shares of Continuing Corporation Common Stock.

C. BOARD APPROVALS. Glacier's and Bancshares' respective boards of directors have approved this Agreement and authorized its execution and delivery.

D.       OTHER APPROVALS. The Merger is subject to:

         1.       satisfaction of the conditions described in this Agreement;

         2.       approval by Glacier's stockholders;

         3.       approval by Bancshares' stockholders;

         4. approval or acquiescence, as appropriate, by (a) the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and (b) the Office of Thrift Supervision ("OTS") (collectively, "Regulatory Approvals").

E. EMPLOYMENT AGREEMENTS/WAIVERS. The Bank has entered into employment agreements, effective as of the Effective Date, with the following officers of the Bank: (1) William L. Bouchee, President and Chief Executive Officer; (2) Harold Fraser, Senior Vice-President, Loans; and
         (3) Weymouth Symmes, Vice President, Loans and Real Estate Loan
         Officer.

F. DIRECTOR NONCOMPETITION AGREEMENT. Each Director of Bancshares' and the Bank's boards of directors has signed a Director Noncompetition Agreement. These noncompetition agreements will take effect on the Effective Date.

G. STOCK OPTION AGREEMENT. As an inducement to and condition of Glacier's execution of this Agreement, Bancshares has approved the grant of an option to Glacier under the Stock Option Agreement, as provided in Subsection 1.8.

H. FAIRNESS OPINION. Bancshares has received from Columbia Financial Advisors, Inc. and delivered to Glacier an opinion to the effect that the financial terms of the Transaction are financially fair to Bancshares' stockholders. Under the terms of this Agreement, Columbia Financial Advisors, Inc. will update this fairness opinion immediately before Bancshares mails the Joint Prospectus/Proxy Statement to its stockholders and immediately before Closing.

I. INTENTION OF THE PARTIES--ACCOUNTING AND TAX TREATMENT. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended ("IRC").

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                                    AGREEMENT

         In consideration of the promises set forth in this Agreement, Glacier and Bancshares agree as follows:

                                   SECTION 1.
                              TERMS OF TRANSACTION

         1.1. TRANSACTION. Subject to the terms and conditions set forth in this Agreement and in the other documents referred to in this Agreement, Bancshares will merge with and into Glacier in the Merger. The term "Transaction" means the Merger transaction contemplated by this Agreement, subject to any modifications Glacier elects in accordance with Subsection 1.5.

         1.2. MERGER. On the Effective Date, Bancshares will merge with and into Glacier, with Glacier being the surviving corporation, in accordance with the provisions of, and with the effect provided in the Montana Business Corporation Act ("MBCA"), Part 8, Sections 35-1-813, et. seq. and Del. Corp. Stat., Title 8, Subchapter 9. On the Effective Date, the certificate of incorporation and bylaws of the Continuing Corporation will be Glacier's Certificate of Incorporation and Bylaws in effect immediately before the Effective Date. The Continuing Corporation's name will be Glacier Bancorp, Inc., and the Continuing Corporation's principal office will be Glacier's principal office. Except as otherwise provided in Subsections 5.3.11 and 6.2, on the Effective Date, Glacier's directors and Glacier's officers will become the directors and officers of the Continuing Corporation. On the Effective Date, Glacier's shares then issued and outstanding will become issued and outstanding shares of the Continuing Corporation.

                  1.2.1. CLOSING. Closing of the Transaction will take place in accordance with Section 2 ("Closing"). Except for Dissenting Shares, all shares of Bancshares Common Stock issued and outstanding immediately before Closing will be converted into the right to receive the consideration described in Subsection
                  1.3 at Closing, by virtue of the Merger and Delaware and Montana corporate law, without any action on the holder's part.

                  1.2.2. THE BANK. By virtue of the Merger, the Bank will become the Continuing Corporation's subsidiary. On the Effective Date, the Bank's board of directors will be all directors who are the Bank's directors immediately before the Merger plus two additional Glacier directors designated by Glacier. These directors will serve on the Bank's board of directors until the next annual meeting of the Bank's stockholders or until their successors have been elected and qualified. Nothing in this Agreement is intended to restrict in any way any rights of the Bank's stockholders and directors at any time after the

                  Effective Date to nominate, elect, select, or remove the Bank's directors.

                  1.2.3. EFFECT ON GLACIER COMMON STOCK. Glacier Common Stock shares issued and outstanding immediately before the Effective Date will remain outstanding and unchanged after the Merger.

         1.3. CONSIDERATION.

                  1.3.1. PURCHASE PRICE. Subject to Subsections 7.2.9 and 7.2.10, the aggregate number of shares to be issued by Glacier in the Transaction ("Purchase Price") will be calculated on the Effective Date in accordance with one of the formulas set forth in Subsections (a), (b) or (c) of this Subsection 1.3.1, whichever applies.

                           (a) If the tangible equity capital (defined as common stock, paid in capital, retained earnings, plus (or minus) net unrealized gain (or loss) on available for sale securities and minus goodwill) of Bancshares and the Bank on a consolidated basis ("Equity Capital") as of the last day of the month preceding the Effective Date (or on the Effective Date if the Effective Date is on the last day of a month), determined in accordance with generally accepted accounting principals, consistently applied ("GAAP"), is equal to $9,500,000, then:

                           P = 1,116,279 X (A/B)

                           (b) If Equity Capital as of the last day of the month preceding the Effective Date (or on the Effective Date if the Effective Date is on the last day of a month), determined in accordance with GAAP, is less than $9,500,000, then:

                           P =  1,116,279  -  (9,500,000 - C) X 2.526   X (A/B)
                                              -----------------------
                                                         21.50

                           (c) If Equity Capital as of the last day of the month preceding the Effective Date (or on the Effective Date if the Effective Date is on the last day of a month), determined in accordance with GAAP, is greater than $9,500,000, then:

                           P =  1,116,279  +  (C - 9,500,000)   X (A/B)
                                              ---------------
                                                   21.50

                           (d) For purposes of the formulas set forth in this Subsection 1.3.1 and in Subsection 7.2.11.(b), the following apply:

                                    (1)      "A" is the number of shares of
                                             common stock of the Bank, par value
                                             $25 ("Bank Common Stock") owned by
                                             Bancshares on the Effective Date.

                                    (2)      "B" is the total number of shares
                                             of Bank Common Stock issued and
                                             outstanding on the Effective Date.

                                    (3)      "C" is Equity Capital as of the
                                             last day of the month preceding the
                                             Effective Date (or on the Effective
                                             Date if the Effective Date is on
                                             the last day of a month),
                                             determined in accordance with GAAP,
                                             rounded to the nearest $1000
                                             (rounding up if the higher $1000 is
                                             within $500, otherwise rounding
                                             down).

                                    (4)      "P" is the Purchase Price. P will
                                             be rounded to the nearest integer,
                                             rounding down if the number to the
                                             right of the decimal is four or
                                             less or up if it is five or more.

                  1.3.2. PERIOD FOR CALCULATING PURCHASE PRICE. If the Effective Date is the last day of a month or within five business days of the last day of a month, the parties will cooperate to complete the post-Closing calculation of the Purchase Price or the Modified Purchase Price (whichever applies) within five business days following the Effective Date.

                  1.3.3. EXCHANGE RATIO. Subject to the terms, conditions, and limitations set forth in this Agreement, holders of Bancshares Common Stock will be entitled to exchange their Bancshares Common Stock for shares of Continuing Corporation Common Stock, upon surrender of the holder's certificate or certificates in accordance with Subsection . Each share of Bancshares Common Stock held of record on the Effective Date (including shares acquired through exercise of Bancshares Options before the Effective Date), will entitle the holder to receive that number (rounded to 2 decimals, rounding down if the third decimal is four or less or up if it is five or more) of newly issued, fully paid and nonassessable shares of Continuing Corporation Common Stock calculated by dividing the Purchase Price or the Modified Purchase Price, whichever applies, by the aggregate number of shares of Bancshares Common Stock that on the Effective Date are either (a) issued and outstanding or (b) subject to unexercised Bancshares Options ("Exchange Ratio").

                  1.3.4. CHANGE IN EQUITY CAPITAL. If, after the date of this Agreement but before the Effective Date, Glacier's or Bancshares' Common Stock issued and outstanding increases or decreases in number or is changed into or exchanged for a different kind or number of securities, through a recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization of Glacier or Bancshares, as the case may be, then, as appropriate, the parties will make the proportionate adjustment to the Exchange Ratio.

                  1.3.5. NO FRACTIONAL SHARES. The Continuing Corporation will not issue fractional shares of Continuing Corporation Common Stock. In lieu of fractional shares, if any, each stockholder of Bancshares who is otherwise entitled to receive a fractional share of Continuing Corporation Common Stock will receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest will not include the right to vote or receive dividends or any interest on dividends.

                  1.3.6. OPTIONS. For purposes of this Agreement, the term "Bancshares Options" means options to acquire an aggregate of up to 1750 shares of Bancshares Common Stock (of which, options for up to 750 shares must, by the option terms, be exercised at least 90 days before the Effective Date or those options will expire), which options were issued and unexercised on the date of this Agreement. The holder of the 1000 Bancshares Options not subject to the pre-Closing exercise requirement will be entitled to receive, in exchange for his Bancshares Options which remain unexercised on the Effective Date, options to purchase that number of Continuing Corporation Common Stock shares he would have been entitled under Subsection if he had exercised the Bancshares Options immediately before Closing. All such options will be subject to the same terms as the Bancshares Options exchanged in accordance with this Subsection 1.3.6.

                  1.3.7. CERTIFICATES.

                           (a) Surrender of Certificates. Each certificate evidencing Bancshares Common Stock (other than Dissenting Shares) will, on and after the Effective Date, be deemed for all corporate purposes to represent and evidence only the right to receive Continuing Corporation Common Stock or cash in accordance with the provisions of this Subsection , until the Bancshares stockholder surrenders the certificate to an agent designated by Glacier and Bancshares to effect the exchange of Bancshares Common Stock for Continuing Corporation Common Stock or cash ("Exchange Agent"), together with a properly completed and executed form of transmittal letter. Until any such certificate evidencing Bancshares Common Stock is so surrendered, the holder of such Bancshares Common Stock will not have any right to receive any certificates evidencing Continuing
                                    Corporation Common Stock or cash in lieu of fractional shares.

                           (b) Issuance of Certificates in Other Names. If any certificate evidencing Continuing Corporation Common Stock is to be issued in a name other than that in which the certificate(s) for Bancshares Common Stock surrendered in exchange is registered, the person requesting this exchange must first:
                                    (1) establish to the Exchange Agent's
                                    satisfaction the right to receive the
                                    certificate evidencing Continuing
                                    Corporation Common Stock and (2) either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                           (c) Lost, Stolen, and Destroyed Certificates. If the Exchange Agent receives: (1) satisfactory evidence of Bancshares Common Stock ownership represented by a missing certificate and (2) any indemnification assurances that the Exchange Agent may require from persons claiming such ownership, then the Exchange Agent will be authorized to issue Continuing Corporation Common Stock for any Bancshares Common Stock certificate that has been lost, stolen or destroyed.

                           (d) Rights to Dividends and Distributions. After the Effective Date, no holder of a certificate evidencing shares of Bancshares Common Stock will be entitled to receive any dividends or other distributions otherwise payable to holders of record of Continuing Corporation Common Stock on any date after the Effective Date unless the holder (1) is entitled to receive Continuing Corporation Common Stock and (2) has surrendered his or her certificates evidencing shares of Bancshares Common Stock in exchange for Continuing Corporation Common Stock certificates. This surrender of certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive for a date before this surrender as a record holder of Bancshares Common Stock. When the holder surrenders his or her certificates, the holder will receive the amount, without interest, of any cash dividends and any other distributions distributed after the Effective Date on the whole number of shares of Continuing Corporation Common Stock the holder's Bancshares Common Stock was converted into at the Effective Date.

                           (e) Checks in Other Names. If any check for cash in lieu of fractional shares is to be issued in a name other than the name that the Bancshares Common Stock certificate surrendered in exchange for cash is registered in, the person requesting the exchange must establish the right to receive this cash.

         1.4. PAYMENT TO DISSENTING STOCKHOLDERS. For purposes of this Agreement, "Dissenting Shares" means those shares of Bancshares Common Stock as to which stockholders have properly taken all steps necessary to perfect their dissenters' rights under MBCA Sections 35-1-826 through 35-1-839. Each outstanding Dissenting Share of Bancshares Common Stock will be converted at Closing into the rights provided under those sections.

         1.5. ALTERNATIVE STRUCTURES. Subject to the conditions set forth below and Del. Corp. Stat. Section 251(d), Glacier may, within 90 days of the execution of this Agreement and in its sole discretion, elect to consummate the Transaction by means other than those specified in this
         Section 1. If Glacier so elects, any means, procedures or amendments necessary or desirable to consummate the Transaction, in the opinion of Glacier's counsel, will supersede any conflicting, undesirable or unnecessary provisions of this Agreement. But, unless this Agreement is amended in accordance with Section 9, the following conditions will apply: (1) the type and amount of consideration set forth in Subsection
         1.3 will not be modified and (2) the tax consequences to Bancshares and its stockholders will not be adversely affected. If Glacier elects an alternative structure under this Subsection 1.5, Bancshares will cooperate with and assist Glacier with the following: (1) any amendments to this Agreement necessary or desirable in the opinion of Glacier's counsel and (2) the preparation and filing of any applications, documents, instruments and notices necessary or desirable, in the opinion of Glacier's counsel, to effect the alternative structure and to obtain the necessary stockholder approvals and approvals of any regulatory agency, administrative body or other governmental entity. Glacier will pay any additional expenses incurred by Bancshares in connection with any such changes, if those expenses would not have been incurred by Bancshares absent Glacier's election under this Subsection 1.5.

         1.6. LETTER OF TRANSMITTAL. Glacier will prepare a transmittal letter form reasonably acceptable to Bancshares for use by stockholders holding Bancshares Common Stock. Certificates representing shares of Bancshares Common Stock must be delivered for payment in the manner provided in the transmittal letter form. On or about the Effective Date, Glacier will mail the transmittal letter form to Bancshares stockholders.

         1.7. UNDELIVERED CERTIFICATES. If outstanding certificates for Bancshares Common stock are not surrendered or the payment for them is not claimed before such payments would escheat or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property or any other applicable law, become the property of the Continuing Corporation (and to the extent not in its possession will be paid over to the Continuing Corporation), free and clear of all claims or interests of any person previously entitled to such items. But, neither the Continuing Corporation nor either party to this Agreement will be liable to any holder of Bancshares Common Stock for any amount paid to any governmental unit or agency having jurisdiction over any such unclaimed items under the abandoned property or other applicable law of the jurisdiction, and the Continuing Corporation will pay no interest on amounts owed to stockholders for shares of Bancshares Common Stock.

         1.8. STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, Glacier and Bancshares will sign a Stock Option Agreement of even date with this Agreement.

         1.9. EXPENSES OF EXCHANGE AGENT. Glacier will pay all expenses incurred by the Exchange Agent under this Agreement and all expenses associated with mailing the transmittal letters to Bancshares stockholders as required by Subsection 1.6.


                                   SECTION 2.
                           CLOSING OF THE TRANSACTION

         2.1. CLOSING. Closing will occur on the Effective Date. If Closing does not occur on or before April 30, 1997 ("Termination Date"), either Glacier or Bancshares may terminate this Agreement in accordance with
         Section 7. Unless Glacier and Bancshares agree upon another date, the Effective Date will be the later of December 31, 1996 and the date five business days after the following:

                  (a) each condition precedent set forth in Section 5 has been either fulfilled or waived; and

                  (b) each approval required by Section 5 has been granted, and all applicable waiting periods have expired.

         2.2. EVENTS OF CLOSING. On the Effective Date, all properly executed documents required by this Agreement will be delivered to the proper party, in form consistent with this Agreement. If any party fails to deliver a required document on the Effective Date or otherwise defaults under this Agreement on or before the Effective Date, then the Transaction will not occur unless the adversely affected party waives the default.

         2.3. PLACE OF CLOSING. Unless Glacier and Bancshares agree otherwise, the Closing will occur at Glacier's main office, 202 Main Street, Kalispell, Montana at 10:00 a.m. on the Effective Date.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF GLACIER AND BANCSHARES. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, Glacier represents and warrants to Bancshares, and Bancshares represents and warrants to Glacier, the following:

                  3.1.1. CORPORATE ORGANIZATION AND QUALIFICATION.

                           (a) It is a corporation duly organized and validly existing under the state laws of either Montana or Delaware (as applicable), and its activities do not require it to be qualified in any jurisdiction other than Montana.

                           (b) It has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted.

                           (c) The location of each of its offices is listed in Schedule 2.

                           (d) It has made available to the other party to this Agreement a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date and currently in full force and effect.

                  3.1.2. SUBSIDIARIES.

                           (a) Schedule 3 lists all of its subsidiaries and the percent of its stock-ownership of these subsidiaries, as of the date of this Agreement.

                           (b)      Each of its depository institution
                                    subsidiaries is an "insured depository
                                    institution," as defined in the Federal
                                    Deposit Insurance Act ("FDIA") and
                                    applicable
                                    regulations under the FDIA, having deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), subject to applicable FDIC coverage limitations.

                           (c) Each of its subsidiaries is: (1) either a national or state bank, a corporation, or a federally chartered savings bank; (2) duly organized and validly existing under the either federal, Montana, or Delaware law; and (3) qualified to do business and in good standing in each jurisdiction where the property owned, leased, or operated, or the business conducted by the subsidiary, requires this qualification.

                           (d) Each of its subsidiaries has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

                  3.1.3. CAPITAL STOCK.

                           (a)      Glacier. Glacier represents and warrants:

                                    (1)      Glacier's authorized capital stock
                                             consists of 20 million shares
                                             divided into two classes: (i) 12.5
                                             million shares of common stock, par
                                             value $.01 per share ("Glacier
                                             Common Stock"), 3,363,297 shares of
                                             which are issued and outstanding
                                             and (ii) 7.5 million shares of
                                             blank-check preferred stock, par
                                             value $.01 per share, none of which
                                             is outstanding ("Glacier Preferred
                                             Stock");

                                    (2)      options or rights to acquire not
                                             more than an aggregate of 217,284
                                             Glacier Common Stock shares
                                             (subject to adjustment on the terms
                                             set forth in the Glacier Stock
                                             Plans) are outstanding under the
                                             stock option plans identified in
                                             Schedule 4 ("Glacier Stock Plans");

                                    (3)      the number of Glacier Common Stock
                                             shares issued and outstanding or
                                             subject to unexercised options or
                                             other binding commitments to issue
                                             Glacier Common Stock shares will
                                             not exceed 3,582,581 plus options
                                             for up to 100,000 Glacier Common
                                             Stock shares to be awarded by
                                             Glacier in 1997 in accordance with
                                             its existing stock option plans.

                                    (4)      No Glacier Common Stock shares are
                                             reserved for issuance, other than
                                             the shares reserved for issuance
                                             under the Glacier Stock Plans, and
                                             Glacier has no shares of Glacier
                                             Preferred Stock reserved for
                                             issuance;

                                    (5)      all outstanding shares of Glacier
                                             Common Stock have been duly
                                             authorized and validly issued and
                                             are fully paid and nonassessable;

                                    (6)      all outstanding shares of capital
                                             stock of each of Glacier's
                                             subsidiaries owned by Glacier or a
                                             subsidiary of Glacier have been
                                             duly authorized and validly issued
                                             and are fully paid and
                                             nonassessable, except to the extent
                                             any assessment is required under
                                             federal law, and are owned by
                                             Glacier or a subsidiary of Glacier
                                             free and clear of all liens,
                                             pledges, security interests,
                                             claims, proxies, preemptive or
                                             subscriptive rights or other
                                             encumbrances or restrictions of any
                                             kind (collectively, "Liens"); and

                                    (7)      except as set forth in this
                                             Agreement or in the Glacier Stock
                                             Plans, no shares of capital stock
                                             of Glacier are authorized, issued
                                             or outstanding, and there are no
                                             preemptive rights or any
                                             outstanding subscriptions, options,
                                             warrants, rights, convertible
                                             securities or other agreements or
                                             commitments of Glacier or any of
                                             its subsidiaries of any character
                                             relating to the issued or unissued
                                             capital stock or other equity
                                             securities of Glacier(including
                                             those relating to the issuance,
                                             sale, purchase, redemption,
                                             conversion, exchange, redemption,
                                             voting or transfer of such stock or
                                             securities).

                           (b)      Bancshares. Bancshares represents and
                                    warrants:

                                    (1)      Bancshares' authorized capital
                                             stock consists of (i) 250,000
                                             shares of common stock, par value
                                             $10 per share ("Bancshares Common
                                             Stock"), 48,224 shares of which are
                                             issued and outstanding and (ii)
                                             50,000 shares of preferred stock,
                                             par value $50 per share, none of
                                             which are issued or outstanding;

                                    (2)      options or rights to acquire not
                                             more than an aggregate of 1750
                                             Bancshares Common Stock shares are
                                             outstanding as of the date of this
                                             Agreement, and options to acquire
                                             750 of the 1750 Bancshares Common
                                             Stock shares subject to options
                                             will, by the option terms, expire
                                             if not exercised at least 90 days
                                             before the Effective Date;

                                    (3)      Bancshares has no Bancshares Common
                                             Stock shares reserved for issuance;

                                    (4)      all outstanding Bancshares Common
                                             Stock shares have been duly
                                             authorized and validly issued and
                                             are fully paid and nonassessable.

                                    (5)      all outstanding shares of capital
                                             stock of each of Bancshares'
                                             subsidiaries owned by Bancshares or
                                             a subsidiary of Bancshares have
                                             been duly authorized and validly
                                             issued and are fully paid and
                                             nonassessable, except to the extent
                                             of any assessment required by the
                                             Montana Bank Act Section 32-1-506,
                                             and at Closing will be owned by
                                             Bancshares or a subsidiary of
                                             Bancshares free and clear of all
                                             Liens; and

                                    (6)      except as set forth in this
                                             Agreement, no shares of Bancshares'
                                             capital stock are authorized,
                                             issued or outstanding, and there
                                             are no preemptive rights or any
                                             outstanding subscriptions, options,
                                             warrants, rights, convertible
                                             securities or other agreements or
                                             commitments of Bancshares or any of
                                             its subsidiaries of any character
                                             relating to the issued or unissued
                                             capital stock or other equity
                                             securities of Bancshares or any of
                                             its subsidiaries (including those
                                             relating to the issuance, sale,
                                             purchase, redemption, conversion,
                                             exchange, registration, voting or
                                             transfer of such stock or
                                             securities).

                                    (7)      the Bank's authorized capital stock
                                             consists of 358,610 Bank Common
                                             Stock shares, 72,820 shares of
                                             which are issued and outstanding;

                                    (8)      it owns 71,992.6 of the 72,820
                                             total shares of Bank Common Stock
                                             outstanding, and such shares are
                                             free and clear of all
                                             encumbrances, except for the pledge
                                             to secure the Term Note referred to
                                             in Subsection 5.2.4.

                  3.1.4. CORPORATE AUTHORITY.

                           (a) It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, subject only to the approval by its stockholders of the plan of Merger contained in this Agreement to the extent required by Del. Corp. Stat. Section 252 and MBCA Section 35-1-819, to consummate the transactions contemplated by this Agreement.

                           (b) This Agreement is a valid and legally binding agreement of it, enforceable in accordance with the terms of this Agreement.

                  3.1.5. REPORTS AND FINANCIAL STATEMENTS.

                           (a) Filing of Reports. Since January 1, 1993, it and each of its subsidiaries has filed all reports and statements, together with any required amendments to these reports and statements, that it was required to file with (1) the Securities and Exchange Commission ("SEC"), (2) the Federal Reserve Board, (3) the OTS, (3) the FDIC, and (4) any other applicable federal or state banking, insurance, securities, or other regulatory authorities. Each of these reports and statements, including the related financial statements and exhibits, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates (and, in the case of reports or statements filed before the date of this Agreement, without giving effect to any amendments or modifications filed after the date of this Agreement).

                           (b) Delivery to Other Party of Reports. It has delivered to the other party, a copy of each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act of 1933, as amended, ("Securities Act"), the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and state securities and "Blue Sky" laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1993, through the date of this Agreement. It will promptly deliver to the other party each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date of this Agreement (collectively, its "Reports"), each in the form (including related exhibits and amendments) filed with the SEC (or if not so filed, in the form used or circulated).

                           (c) Compliance with Securities Laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the related financial statements, exhibits and schedules, filed, used or circulated before the date of this Agreement complied (and each of the Reports filed after the date of this Agreement, will comply) in all material respects with applicable Securities Laws, and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (d) Financial Statements. Each of its balance sheets included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated financial position of it and its subsidiaries as of the date of the balance sheet. Each of the consolidated statements of income, cash flows and stockholders' equity included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth in these statements (subject, in the case of unaudited statements, to normal year- end audit adjustments), in each case in accordance with GAAP, except as may be noted in these statements and, in the case of the Bank, except accounting for loan fees procedures, as disclosed in Schedule 1. For purposes of this Agreement:

                           (1) "Financial Statements" means: (i) in Glacier's case, the Glacier Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent Glacier Financial Statements); and (ii) in Bancshares' case, the Bancshares/Bank Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent Bancshares/Bank Financial Statements).

                           (2) "Glacier Financial Statements" means Glacier's (i) audited consolidated statements of financial condition as of December 31, 1995, and the related audited statements of income, cashflows and changes in stockholders' equity for the year ended December 31, 1995; and (ii) unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1995 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                           (3) "Subsequent Glacier Financial Statements" means balance sheets and related statements of income and stockholders' equity for each of Glacier's fiscal quarters ending after the date of this Agreement and before Closing.

                           (4)      "Bancshares/Bank Financial Statements" means
                                    (i) Bancshares' consolidated statements of financial condition as of December 31, 1995 and 1994 (unaudited as of execution of this Agreement, audited as of Closing), and the related statements of income, cashflows and changes in stockholders' equity for each of the years ended December 31, 1995 and 1994 (unaudited as of execution of this Agreement, audited as of Closing); and (ii) Bancshares' unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1995 but preceding the date of this Agreement, and the related unaudited statements of income, cashflows and changes in stockholders' equity for each such quarter.

                           (5) "Subsequent Bancshares/Bank Financial Statements" means balance sheets and related statements of income and stockholders' equity for each of Bancshares' and the Bank's fiscal quarters ending after the date of this Agreement and before Closing.

                  3.1.6. ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in its Financial Statements and Reports, since December 31, 1995: (1) it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses and (2) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or its subsidiaries. For purposes of this Agreement, "Material Adverse Effect" with respect to any corporation means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the corporation and its subsidiaries taken as a whole; (2) significantly and adversely affects the ability of the corporation to consummate the transactions contemplated by this Agreement by the Termination Date or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Termination Date of the transactions contemplated by this Agreement. No Material Adverse Effect will be deemed to have occurred on the basis of any effect resulting from actions or omissions of the corporation taken with the explicit prior consent of the other party to this Agreement.

                  3.1.7. MATERIAL AGREEMENTS.

                           (a) Except for the Stock Plans and arrangements made after the date and in accordance with the terms of this Agreement, it and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that: (1) is to be performed after the date of this Agreement and (2) has not been filed with or incorporated by reference in its Reports or set forth in Schedule 5.

                           (b) Neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument.

                  3.1.8. KNOWLEDGE AS TO CONDITIONS. Its President, Chief Executive Officer, and Chief Financial Officer (collectively, "Executive Officers") know of no reason why the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction that is reasonably likely to have a Material Adverse Effect with respect to it, its subsidiaries, or the Continuing Corporation, or the opinion of the tax experts referred to in Subsection 5.2.12.

                  3.1.9. BROKERS AND FINDERS. Neither it, its subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated in this Agreement.

         3.2. BANCSHARES' ADDITIONAL REPRESENTATIONS AND WARRANTIES. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, Bancshares represents and warrants to Glacier, the following:

                  3.2.1. LOAN AND LEASE LOSSES. Its Executive Officers know of no reason why the provision for loan and lease losses shown in the consolidated balance sheet included in the Financial Statements for the period ended December 31, 1995, was not adequate as of that date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

                  3.2.2. NO STOCK OPTION PLANS. Neither it nor the Bank has adopted any stock option plans or granted any options or rights to acquire any shares of Bank Common Stock or Bancshares Common Stock, except as listed in Schedule 4.

                  3.2.3. GOVERNMENTAL FILINGS; NO VIOLATIONS.

                           (a)      Filings. Other than the Regulatory
                                    Approvals, and other than as required under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act, the Exchange Act, state securities and "Blue Sky" laws, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the Transaction.

                           (b) Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by it of the Transaction will not, constitute or result in: (1) a material breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries; or (2) a material breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under any of the Contracts. Schedule 6 contains a list of all consents it or its subsidiaries must obtain from third parties under any Contracts before consummation of the Transaction.

                  3.2.4. ASSET CLASSIFICATION.

                           (a) Schedule 7 sets forth a list, accurate and complete in all material respects as of June 30, 1996, except as otherwise expressly noted in Schedule 7, and separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified by any Governmental Entity, by any outside auditor, or by any internal audit.

                           (b) Except as shown on Schedule 7, no amounts of loans, extensions of credit or other assets that have been classified or criticized by any representative of any Governmental Entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful,"
                                    "Loss" or words of similar effect are
                                    excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by it or its subsidiaries before the date of this Agreement.

                  3.2.5. PROPERTIES.

                           (a) Except as disclosed or reserved against in its Financial Statements or in Schedule 8, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the date of this Agreement.

                           (b) To the knowledge of its Executive Officers, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

                           (c)      Schedule 9 lists all its and its
                                    subsidiaries' existing branches and offices and all new branches or offices it or any of its subsidiaries' has applied for.

                           (d) Bancshares has provided to Glacier copies of existing title policies held in its or the Bank's files, and no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies.

                  3.2.6. ANTI-TAKEOVER PROVISIONS. It and each of its subsidiaries have taken all necessary action to exempt the Transaction, this Agreement, and the Stock Option Agreement from (a) all applicable Montana state law anti-takeover provisions, if any, and (b) any takeover-related provisions of its or the Bank's certificates of incorporation or bylaws.

                  3.2.7. COMPLIANCE WITH LAWS. Except as disclosed in Schedule 10, it and each of its subsidiaries:

                           (a) is in compliance, in the conduct of its business, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy

                                    Act, the Truth in Lending Act, the Equal
                                    Credit Opportunity Act, the Fair Housing
                                    Act, the Community Reinvestment Act, the
                                    Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination;

                           (b) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies (including the Federal Reserve) that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

                           (c) has received since January 1, 1992, no notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor, to the knowledge of its Executive Officers, do any grounds for any of the foregoing exist); and

                           (d) is not required to notify any federal banking agency before adding directors to its board of directors or employing senior executives.

                  3.2.8. LITIGATION. Except as disclosed in its Financial Statements or in Schedule 11, before the date of this
                  Agreement:

                           (a) no criminal or administrative investigations or hearings, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Governmental Entity) are pending or, to the knowledge of its Executive Officers, threatened, against it or any of its subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discrimination); and

                           (b) neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or of its subsidiaries, and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  3.2.9. TAXES. For purposes of this Subsection 3.2.9, "Tax" includes any tax or similar governmental charge, impost or levy (including income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency of the United States.

                           (a) All federal, state and local Tax returns, including all information returns, it and its subsidiaries are required to file have been timely filed or requests for extensions have been timely filed. If any extensions were filed, they have been or will be granted by Closing and will not have expired. All filed returns are complete and accurate in all material respects.

                           (b)      Except as disclosed in its Financial
                                    Statements:

                                    (1)      all taxes attributable to it or any
                                             of its subsidiaries that are or
                                             were due or payable (without regard
                                             to whether such taxes have been
                                             assessed) have been paid in full or
                                             have been adequately provided for
                                             in its Financial Statements in
                                             accordance with GAAP;

                                    (2)      adequate provision in accordance
                                             with GAAP has been made in its
                                             Financial Statements relating to
                                             all Taxes for the periods covered
                                             by such Financial Statements that
                                             were not yet due and payable as of
                                             the date of this Agreement,
                                             regardless of whether the liability
                                             for such Taxes is disputed;

                                    (3)      as of the date of this Agreement
                                             and except as disclosed in its
                                             Financial Statements, there is no
                                             outstanding audit examination,
                                             deficiency, refund litigation or
                                             outstanding waiver or agreement
                                             extending the applicable statute of
                                             limitations for the assessment or
                                             collection of any Taxes for any
                                             period with respect to any Taxes of
                                             it or its subsidiaries;

                                    (4)      all Taxes with respect to completed
                                             and settled examinations or
                                             concluded litigation relating to it
                                             or any of its subsidiaries have
                                             been paid in full or have been
                                             recorded on its Financial
                                             Statements (in accordance with
                                             GAAP);

                                    (5)      neither it nor any of its
                                             subsidiaries is a party to a Tax
                                             sharing or similar agreement or any
                                             agreement under which it or any of
                                             its subsidiaries has indemnified
                                             any party (other than it or one of
                                             its subsidiaries) with respect to
                                             Taxes; and

                                    (6)      the proper and accurate amounts
                                             have been withheld from all
                                             employees (and timely paid to the
                                             appropriate Governmental Entity or
                                             set aside in an account for these
                                             purposes) for all periods through
                                             the Effective Date in compliance
                                             with all Tax withholding provisions
                                             of applicable federal, state, local
                                             and foreign laws (including income,
                                             social security and employment tax
                                             withholding for all types of
                                             compensation).

                  3.2.10. INSURANCE. It and each of its subsidiaries has taken all requisite action (including the making of claims and the giving of notices) under its directors' and officers' liability insurance policy or policies in order to preserve all rights under such policies with respect to all matters known to it (other than matters arising in connection with, and the transactions contemplated by, this Agreement).
                  Schedule 12 lists all
                  directors' and officers' liability insurance policies and other material insurance policies maintained by it or its subsidiaries.

                  3.2.11. LABOR MATTERS. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor organization. Neither it nor any of its subsidiaries is the subject of any material proceeding:
                  (1) asserting that it or any of its subsidiaries has committed an unfair labor practice or (2) seeking to compel it or any of its subsidiaries to bargain with any labor organization as to wages or conditions of employment. No strike involving it or any of its subsidiaries is pending or, to the knowledge of its Executive Officers, threatened. Its Executive Officers are not aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  3.2.12. EMPLOYEE BENEFITS.

                           (a) For purposes of this Agreement "Plan" or "Plans", individually or collectively, means any "employee benefit plan," as defined in
                                    Section 3(3) of the Employee Retirement
                                    Income Security Act of 1974, ("ERISA"), as amended, maintained by Bancshares or the Bank, as the case may be.

                           (b) Schedule 13 sets forth a list, as of the date of this Agreement, of (1) all bonus, deferred compensation, pension, retirement, profit- sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, (2) all material employment or severance contracts and (3) all other material employee benefit plans that cover employees or former employees of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering current or former employees or directors of it or its subsidiaries (its "Employees"), including Plans and related amendments, have been made available to the other party to this Agreement.

                           (c) All of its Plans covering Employees (other than "multi-employer plans" within the meaning of ERISA Sections 3(37) or 4001(a)(3)), to the extent subject to ERISA, are in substantial compliance with ERISA. Each of its Plans, that is an "employee pension benefit plan" within the meaning of ERISA Section 3(2) ("Pension Plan") and that is intended to be qualified under IRC
                                    Section 401(a), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No litigation relating to its Plans is pending or, to the knowledge of its Executive Officers, threatened. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject it or any of its subsidiaries to a Tax or penalty imposed by either IRC Section 4975 or ERISA Section 502(i).

                           (d) No liability under Subtitle C or D of Title IV or ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with it under ERISA
                                    Section 4001 or IRC Section 414 (an "ERISA
                                    Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle I of Title IV of ERISA (regardless of whether based on contributions of ERISA Affiliates). Neither it, its subsidiaries nor any of its ERISA Affiliates has been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of ERISA Sections 4241 or 4245 or that such multiemployer plan intends to terminate or has been terminated under ERISA Section 4041A. No notice of a "reportable event" within the meaning of ERISA Section

                                    4043, for which the 30-day reporting
                                    requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date of this Agreement. Neither it, its subsidiaries nor any of their respective ERISA Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability under ERISA Sections 4069 or 4204.

                           (e) All material contributions it or any of its subsidiaries are or were required to make under the terms of any of its Plans have been timely made or have been reflected in its Financial Statements. Neither any of its Pension Plans nor any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of IRC
                                    Section 412 or ERISA Section 302. Neither it nor any of its subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate under IRC Section 401(a)(29), IRC
                                    Section 412(f)(3), or ERISA Sections 306,
                                    307 or 4204.

                           (f) Under each of its and its ERISA Affiliates' Pension Plans that is a single-employer plan, as of the last day of the most recent plan year ended before the date of this Agreement, the actuarially determined present value of all "benefit liabilities" within the meaning of ERISA Section 4001(a)(16) (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then-current value of the assets of such Pension Plan, and to the knowledge of its Executive Officers, there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year that reasonably could be expected to change such conclusion. There would be no withdrawal liability of it and its subsidiaries under each Plan that is a multi-employer plan to which it, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, if such withdrawal liability were determined as if a "complete withdrawal," within the meaning of ERISA Section 4203, had occurred as of the date of this Agreement.

                           (g) Except as disclosed in its Financial Statements, neither it nor its subsidiaries have any obligations for retiree health and life benefits.

                           (h) No restrictions exist on the rights of it or its subsidiaries to amend or terminate any Plan without incurring liability under the Plan in addition to normal liabilities for benefits.

                           (i) Except as disclosed in its Financial Statements or as provided in a schedule to this Agreement, the transactions contemplated by this Agreement and the Stock Plans will not result in: (1) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (2) any material increase in benefits under any Compensation Plan or (3) payment of any severance or similar compensation under any Compensation Plan.

                  3.2.13. ENVIRONMENTAL MATTERS.

                           (a) For purposes of this Subsection 3.2.13, the following definitions apply:

                                    (1)      "Subject Property" with respect to
                                             a party means (i) all real property
                                             at which the Businesses of it or
                                             its subsidiaries have been
                                             conducted, all property in which it
                                             or its subsidiaries holds a
                                             security or other interest
                                             (including a fiduciary interest),
                                             and any property where under any
                                             Environmental Law it or any of its
                                             subsidiaries is deemed to be the
                                             owner or operator of the property;
                                             (ii) any facility in which it or
                                             its subsidiaries participates in
                                             the management, including
                                             participating in the management of
                                             the owner or operator of the
                                             property; and (iii) all other real
                                             property that, for purposes of any
                                             Environmental Law, it or any of its
                                             subsidiaries otherwise could be
                                             deemed to be an owner or operator
                                             of or as otherwise having control
                                             over.

                                    (2)      "Environmental Laws" means any
                                             federal, state, local or foreign
                                             law, regulation, agency policy,
                                             order, decree, judgment, judicial
                                             opinion, or any agreement with any
                                             Governmental Entity, presently in
                                             effect or subsequently adopted
                                             relating to: (i) the manufacture,
                                             generation,
                                             transport, use, treatment, storage,
                                             recycling, disposal, release,
                                             threatened release or presence of
                                             Hazardous Substances, or (ii) the
                                             preservation, restoration or
                                             protection of the environment,
                                             natural resources or human health.

                                    (3)      "Hazardous Substances" means any
                                             hazardous or toxic substance,
                                             material or waste that is regulated
                                             by any local governmental
                                             authority, any state government or
                                             the United States Government,
                                             including any material or substance
                                             that is (a) defined as a "hazardous
                                             substance" in 42 USC Section
                                             9601(14), (b) defined as a
                                             "pollutant or contaminant" in 42
                                             USC Section 9604(a)(2), or (c)
                                             defined as a "hazardous waste" in
                                             42 USC Section 6903(5).

                           (b) To the knowledge of its Executive Officers, it and each of its subsidiaries and the Subject Property are, and have been, in compliance with all Environmental Laws, and no circumstances exist that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance with such Environmental Laws.

                           (c) To the knowledge of its Executive Officers, none of the following, and no reasonable basis for any of the following, exists: pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its subsidiaries or any Subject Property, relating to:

                                    (1)      an asserted liability of it or any
                                             of its subsidiaries or any prior
                                             owner, occupier or user of Subject
                                             Property under any Environmental
                                             Law or the terms and conditions of
                                             any permit, license, authority,
                                             settlement, agreement, decree or
                                             other obligation arising under any
                                             Environmental Law;

                                    (2)      the handling, storage, use,
                                             transportation, removal or disposal
                                             of Hazardous Substances;

                                    (3)      the actual or threatened discharge,
                                             release or emission of Hazardous
                                             Substances from, on or under or
                                             within Subject Property into the
                                             air, water, surface water, ground
                                             water, land surface or subsurface
                                             strata; or

                                    (4)      personal injuries or damage to
                                             property related to or arising out
                                             of exposure to Hazardous
                                             Substances.

                           (d) To the knowledge of its Executive Officers: no storage tanks underground or otherwise are present on the Subject Property or, if present, none of such tanks are leaking and each of them is in full compliance with all Environmental Laws. With respect to any Subject Property, it and its subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, or any asbestos or asbestos-containing material. No Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and that have not created conditions requiring remediation under any Environmental Law.

                           (e) To the knowledge of its Executive Officers and except for the investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring under any Environmental Law.

         3.3.     EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES.

                  3.3.1. DISCLOSURE OF EXCEPTIONS. Each exception set forth in a
                  Schedule is disclosed only for purposes of the representations and warranties referenced in that exception; but the following conditions apply:

                           (a) no exception is required to be set forth in a Schedule if its absence would not result in the related representation or warranty being found untrue or incorrect under the standard established by this Subsection 3.3; and

                           (b)      the mere inclusion of an exception in a
                                    Schedule is not an admission by a party that such exception represents a material fact, event or circumstance or would result in a Material Adverse Effect with respect to that party.

                  3.3.2. NATURE OF EXCEPTIONS. No representation or warranty contained in Subsection 3.1 or 3.2 will be found untrue or incorrect and no party to this Agreement will have breached a representation or warranty due to the following: the existence of any fact, circumstance, or event if that fact, circumstance, or event, individually or taken together with all similar facts, circumstances, or events, would not, or, in the case of Subsection 3.2.8, is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                                   SECTION 4.
                            CONDUCT AND TRANSACTIONS
                                 BEFORE CLOSING

         4.1. CONDUCT OF BANCSHARES' BUSINESS BEFORE CLOSING. Before Closing, Bancshares promises as follows:

                  4.1.1. AVAILABILITY OF BANCSHARES' BOOKS, RECORDS AND PROPERTIES.

                           (a) Bancshares will make Bancshares', and cause its subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to Glacier and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances, (2) collateral receipts and (3) any other transactions or documentation Glacier may find reasonably relevant to the Transaction. Bancshares will, and will cause its subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and Bancshares will, and will cause its subsidiaries to, make available all information reasonably required by or on behalf of Glacier.

                           (b) At Glacier's request, Bancshares will request any third parties involved in the preparation or review of the Bancshares/Bank Financial Statements or Subsequent Bancshares/Bank Financial Statements to disclose to Glacier the work papers or any similar materials related to these financial statements.

                  4.1.2. ORDINARY AND USUAL COURSE. Bancshares will, and will cause the Bank to, conduct its business only in the ordinary and usual course and, without the prior written consent of Glacier, will not, and will not allow the Bank to, do any of the following:

                           (a)      effect any stock split or other
                                    recapitalization with respect to Bancshares
                                    Common Stock or the Bank's capital stock
                                    (but Bancshares may before Closing in
                                    consultation with Glacier acquire shares of Bank Common Stock from the Bank's minority shareholders by exchanging Bancshares Common Stock shares for the Bank Common Stock shares); issue, pledge or encumber in any way any shares of Bancshares' or the Bank's capital stock; or grant any option or other right to shares of Bancshares' or the Bank's capital stock (except issuances of Bancshares Common Stock upon exercise of the Bancshares Options granted before the date of this Agreement);

                           (b) declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to Bancshares Common Stock (except for dividends from the Bank to Bancshares to support the operations of Bancshares which are consistent with past practices and except as may be necessary to pay Bancshares' debt to American Bank National Association before Closing, as required by Subsection 5.2.4);

                           (c) acquire, sell, transfer, assign, encumber or otherwise dispose of assets or make any commitment with respect to its assets other than in the ordinary and usual course of business;

                           (d) solicit or accept deposit accounts of a different type from accounts previously accepted by it or at rates materially in excess of rates previously paid by it, except to reflect changes in prevailing interest rates, or incur any indebtedness greater than $25,000 (except for borrowings from the Federal Home Loan Bank in the ordinary course of business and consistent with past practices);

                           (e) acquire an ownership interest or a leasehold interest in any Property or any other real property, whether by foreclosure or otherwise, without: (1) making an appropriate environmental evaluation in advance of obtaining the interest and providing the evaluation to Glacier and (2) providing

                                    Glacier with at least 30 days' advance
                                    written notice before it acquires the
                                    interest;

                           (f) except as otherwise required to comply with Bancshares' board of directors' fiduciary duty to stockholders, enter into or recommend the adoption by Bancshares' stockholders of any agreement involving a possible merger or other business combination or asset sale by Bancshares not involving the Transaction;

                           (g) enter into or terminate any contracts (including real property leases) with a term of one-year or more, except for the Bank's contracts of deposit and agreements to lend money not otherwise restricted under this Agreement and (1) entered into in the ordinary course of business, (2) consistent with past practices, and (3) providing for not less (in the case of loans) or more (in the case of deposits) than prevailing market rates of interest;

                           (h) enter into or amend any contract (other than contracts for deposits at the Bank or agreements to lend money not otherwise restricted by this Agreement) calling for a payment by it of more than $25,000, unless the contract may be terminated without cause or penalty upon 30 days notice or less;

                           (i) enter into any personal services contract with any person or firm, except contracts, agreements, or arrangements for legal, accounting, investment advisory, or tax services entered into directly to facilitate the Transaction;

                           (j) (1) sell any securities, whether held for investment or sale, other than in the ordinary course of business or sell any securities, whether held for investment or sale, even in the ordinary course of business, if the aggregate gain realized from all sales after the date of this Agreement would be more than $50,000 or (2) transfer any investment securities between portfolios of securities available for sale and portfolios of securities to be held to maturity;

                           (k) amend its articles or bylaws or convert its charter or form of entity;

                           (l) implement or adopt any material changes in its operations policies or procedures, including loan loss reserve policies, unless the changes are necessary or advisable, on the advise of legal counsel, to comply with applicable laws, regulations or regulatory policies;

                           (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required (1) by GAAP.
                                    (2) for tax purposes, or (3) to take
                                    advantage of any beneficial tax or
                                    accounting methods;

                           (n) increase the combined number of full-time or equivalent employees of Bancshares and the Bank above 65;

                           (o) other than expenses reasonably related to the pending renovation at the Bank's North Reserve office and other than in accordance with binding commitments existing on the date of this Agreement, make any capital expenditures in excess of $10,000 per project or related series of projects or $50,000 in the aggregate, except for expenses reasonably related to (1) completion of the Transaction, which expenses are estimated not to exceed $100,000 (excluding any premium paid by Bancshares to obtain an extended coverage endorsement on its current Officers and Directors Errors and Omissions insurance policy) or (2) satisfaction of the conditions described in Subsection 5.2.4; or

                           (p) enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business and made or entered into in a manner consistent with its well-established practices or as required by this Agreement.

                  4.1.3. CONDUCT REGARDING REPRESENTATIONS AND WARRANTIES. Bancshares will not do or cause to be done anything that would cause any representation or warranty in Subsection 3.1 or 3.2 to be untrue or inaccurate if made at Closing, except as otherwise contemplated or required by this Agreement or consented to in writing by Glacier.

                  4.1.4. MAINTENANCE OF PROPERTIES. Bancshares will, and will cause the Bank to, maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

                  4.1.5. PRESERVATION OF BUSINESS ORGANIZATION. Bancshares will, and will cause the Bank to, use all reasonable efforts to:

                           (a)      preserve its business organization;

                           (b)      retain the services of present management;
                                    and

                           (c)      preserve the goodwill of suppliers,
                                    customers and others with whom it has
                                    business relationships.

                  4.1.6. SENIOR MANAGEMENT. Bancshares will, and will require the Bank to, consult with Glacier before making any change with respect to present management personnel having the rank of vice-president or higher.

                  4.1.7. COMPENSATION. Bancshares will not, and will not allow the Bank to, permit any increase in the current or deferred compensation payable or to become payable by Bancshares to any of its directors, officers, employees, agents or consultants other than normal increments in compensation in accordance with Bancshares' past practices with respect to the timing and amounts of such increments. Nothing in this Subsection 4.1.7 prohibits the Bank from paying customary year-end bonuses for 1996 to its employees in accordance with past practices, as long as each bonus paid does not exceed 20% of the receiving employee's annual salary. Without the prior written approval of Glacier, Bancshares will not, and will not allow the Bank to, commit to, execute or deliver any employment agreement with any party not terminable upon two weeks' notice and without expense.

                  4.1.8. UPDATE OF FINANCIAL STATEMENTS. Bancshares will deliver Subsequent Bancshares/Bank Financial Statements to Glacier by the earlier of: (1) 5 days after Bancshares or the Bank has prepared and issued them or (2) 60 days from year-end for year-end statements and 30 days from the end of the quarter for quarterly statements. The Subsequent Bancshares/Bank Financial Statements:

                           (a) will be prepared from the books and records of Bancshares and the Bank;

                           (b) will present fairly the financial position and operating results of Bancshares and the Bank at the times indicated and for the periods covered;

                           (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

                           (d) will reflect all Bancshares' and the Bank's liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities: (1) not required to be so reflected in accordance with GAAP or (2) not significant in amount.

                  4.1.9. NO SOLICITATION. Neither Bancshares nor any of its officers or directors, directly or indirectly, will solicit, encourage, entertain, or facilitate any other proposals or inquiries for an acquisition of the shares or assets of Bancshares or its subsidiaries or enter into discussions concerning any such acquisition, except as otherwise required to comply with the fiduciary responsibilities of Bancshares' board of directors. No such party will make available to any person not affiliated with Bancshares or Glacier any information about its business or organization that is not either routinely made available to the public generally or required by law.

                  4.1.10. TITLE POLICIES. At Glacier's request, Bancshares will provide Glacier with title reports issued by a title insurance company reasonably satisfactory to Glacier, showing unencumbered fee simple title or vendee's interest to all real Property owned by Bancshares or the Bank, other than other real estate owned, and unencumbered leasehold interests in all real Property leased by Bancshares or the Bank, and containing only such exceptions, reservations and encumbrances as may be consented to in writing by Glacier or may be consistent with Subsection 3.2.5. For purposes of this Agreement, "Property" includes any property that Bancshares or the Bank has owned or leased.

                  4.1.11. REVIEW OF LOANS. Bancshares will, and will cause the Bank to, permit Glacier to conduct an examination of the Bank's loans to determine credit quality and the adequacy of the Bank's allowance for loan losses. Glacier will have continued access to the Bank's loans through Closing to update the examination. At Glacier's reasonable request, Bancshares and the Bank will provide Glacier with current reports updating the information set forth in Schedule 7.

         4.2. REGISTRATION STATEMENT.

                  4.2.1. PREPARATION OF REGISTRATION STATEMENT.

                           (a) A Registration Statement on Form S-4 ("Registration Statement") will be filed by Glacier with the SEC under the Securities Act for registration of the shares of Continuing Corporation Common Stock to be issued to

                                    Bancshares Stockholders under this Agreement in connection with the Transaction ("Continuing Corporation Shares"), and the parties will prepare a related joint prospectus/proxy statement ("Joint
                                    Prospectus/Proxy Statement") to be mailed together with any amendments and supplements to Glacier's and Bancshares' stockholders.

                           (b) The parties will cooperate with each other in preparing the Registration Statement and Joint Prospectus/Proxy Statement, and will use their best efforts to: (1) file the Registration Statement with the SEC within 45 days following the date on which this Agreement is executed, and (2) obtain the clearance of the SEC, any appropriate state securities regulators and any other required regulatory approvals, to issue the Joint Prospectus/Proxy Statement.

                           (c) Nothing will be included in the Registration Statement or the Joint Prospectus/Proxy Statement or any proxy solicitation materials with respect to any party to this Agreement unless approved by that party, which approval will not be unreasonably withheld.

                           (d) Glacier will pay all costs associated with the preparation by Glacier's counsel and filing of the Registration Statement.

                  4.2.2. SUBMISSION TO STOCKHOLDERS.

                           (a) Glacier and Bancshares will submit the Joint Prospectus/Proxy Statement to, and will use their best efforts in good faith to obtain the prompt approval of the Joint Prospectus/Proxy Statement by, all applicable regulatory authorities. The parties will provide each other with copies of such submissions for review.

                           (b) Glacier and Bancshares will each promptly take the action necessary in accordance with applicable law and their respective Certificates of Incorporation and Bylaws to each convene a stockholders meeting to consider the approval of this Agreement and to authorize the transactions contemplated by this Agreement. These stockholders meetings will be held on the earliest practical date after the date the Joint Prospectus/Proxy Statement may first be sent to Glacier's and Bancshares' stockholders without objection by applicable governmental authorities; but each party will have at least 30 days to solicit proxies. Except as otherwise required to comply with the fiduciary responsibilities of their respective boards of directors, each party's board of directors and each party's officers, respectively, will recommend approval of the Transaction to that party's stockholders.

         4.3. ACCOUNTING TREATMENT.

                  4.3.1. POOLING OF INTERESTS. The parties intend the Merger to be treated as a "pooling of interests" for accounting purposes. From the date of this Agreement through the Effective Date, neither Glacier nor Bancshares nor any of their respective subsidiaries or other affiliates (a) will knowingly take any action or enter into any contract, agreement, commitment or arrangement that would jeopardize the treatment of the Merger as a "pooling of interests;" or (b) will knowingly fail to take any action that would preserve the treatment of the Merger as a "pooling of interests." No action or omission by either party will constitute a breach of this
                  Section if the action is permitted or required under this Agreement or is made with the other party's written consent.

                  4.3.2. AFFILIATE LIST. Certain persons may be deemed "affiliates" of Bancshares for purposes of the SEC's ASR 135 and other rules and releases related to "pooling of interests" accounting treatment. Within thirty days following the date this Agreement is signed, Bancshares will deliver to Glacier, after consultation with legal counsel, a list of names and addresses of Bancshares' "affiliates" with respect to the Transaction within the meaning of SEC ASR 135. By the Effective Date, Bancshares will deliver, or cause to be delivered, to Glacier a letter from each of these "affiliates," and any additional person who becomes an "affiliate" before the Effective Date and after the date of the list, dated as of the date of its delivery and in the form attached as Exhibit A.

                  4.3.3. RESTRICTIVE LEGEND. Glacier may place a restrictive legend on all shares of Bancshares Common Stock to be received by an "affiliate" so as to preclude their transfer or disposition in violation of the affiliate letters, to instruct its transfer agent not to permit the transfer of those shares, and to take any other steps reasonably necessary to ensure compliance with the SEC's ASR 135 and other rules and releases related to "pooling of interests" accounting treatment.

                  4.3.4. RETENTION OF CERTIFICATES. Except as otherwise permitted in Exhibit A, before 30 days prior to the Effective Date, all stock certificates evidencing ownership of Bancshares Common Stock by "affiliates" will be delivered to Bancshares. Bancshares (before the Effective Date) and Glacier (after the Effective Date) will retain those certificates, and subsequently the certificates of Glacier Common Stock for which they are exchanged, until financial results covering at least 30 days of combined operations of the Continuing Corporation have been published, at which time the certificates will be released.

         4.4. SUBMISSION TO REGULATORY AUTHORITIES. Representatives of Glacier, at Glacier's expense, will prepare and file with applicable regulatory agencies, applications for approvals, waivers or other actions their counsel finds necessary or desirable in order to consummate the Transaction. Glacier will provide copies of these applications for Bancshares' review. These applications are expected to include:

                  (a)      an application to the Federal Reserve;

                  (b)      an application to the OTS; and

                  (c) any filings required under the Montana Bank Act or the MBCA.

         4.5. ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Transaction, unless otherwise required by law.

         4.6. CONSENTS. Glacier and Bancshares will use their best efforts to obtain the consent or approval of any person, organization or other entity whose consent or approval is required in order to consummate the Transaction.

         4.7. FURTHER ACTIONS. The proper officers of Glacier and Bancshares, respectively, in the name and on behalf of those respective parties, will use their best efforts in good faith to make all such arrangements, do or cause to be done all such acts and things, and execute and deliver all such certificates and other instruments and documents as may be reasonably necessary or appropriate in order to consummate the Transaction as promptly as practicable.

         4.8. NOTICE. Bancshares will provide Glacier with prompt written notice of the following:

                  (a) any events, individually or in the aggregate, that could have a Material Adverse Effect with respect to Bancshares or the Bank;

                  (b) the commencement of any proceeding against Bancshares by or before any court or governmental agency, individually or in the aggregate, that might have a Material Adverse Effect with respect to Bancshares or the Bank; or

                  (c) any acquisition of an ownership or leasehold interest in Property.

         4.9. CONFIDENTIALITY. Glacier and Bancshares each will, and Bancshares will cause the Bank to, hold in confidence all nonpublic information obtained from the other in connection with the Transaction, other than information that: (1) is required by law to be disclosed; (2) is otherwise available on a nonconfidential basis; (3) has become public without fault of the receiving party; or (4) is necessary to the defense of one of the parties in a legal or administrative action brought against that party by the other party. If the Transaction is not completed, Glacier and Bancshares will, and Bancshares will cause the Bank to: (1) each return to the others all confidential documents obtained from them and (2) not use any nonpublic information obtained under this Agreement or in connection with the Transaction.

         4.10. UPDATE OF FINANCIAL STATEMENTS. Glacier will deliver Subsequent Glacier Financial Statements to Bancshares by the earlier of: (1) 5 days after Glacier prepares and issues them or (2) 60 days from year-end for year-end statements and 30 days from the end of the quarter for quarterly statements. The Subsequent Glacier Financial Statements will:

                  (a)      be prepared from the books and records of Glacier;

                  (b) present fairly the financial position and operating results of Glacier at the times indicated and for the periods covered;

                  (c) be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

                  (d) reflect all liabilities, contingent or otherwise, of Glacier on the respective dates and for the respective periods covered, except for liabilities not required to be so reflected in accordance with GAAP or not significant in amount.

         4.11. AVAILABILITY OF GLACIER'S BOOKS, RECORDS AND PROPERTIES. Glacier will make available to Bancshares true and correct copies of: (1) its Certificate of Incorporation and Bylaws and (2) minutes of the meetings of its stockholders and its board of directors. At Bancshares' reasonable request, Glacier will also provide Bancshares with copies of: (1) reports filed with the SEC or banking regulators and (2) Glacier's stock option plans.

                                   SECTION 5.
                            APPROVALS AND CONDITIONS

         5.1. REQUIRED APPROVALS. The obligations of the parties to this Agreement are subject to the approval of the Agreement and Transaction by all appropriate regulatory agencies having jurisdiction with respect to the Transaction.

         5.2. CONDITIONS TO GLACIER'S OBLIGATIONS. All Glacier's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

                  5.2.1. REPRESENTATIONS AND WARRANTIES. Bancshares' representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they will be true in all material respects as of that earlier date). These representations and warranties will have the same force and effect as if they had been made at Closing. Bancshares will have delivered to Glacier its certificate, executed by a duly authorized officer of Bancshares and dated as of Closing, stating that these representations and warranties comply with this Subsection 5.2.1.

                  5.2.2. COMPLIANCE. Bancshares will have performed and complied with all material terms, covenants and conditions of this Agreement. Bancshares will have delivered to Glacier its certificate, executed by a duly authorized officer of Bancshares and dated as of Closing, stating that Bancshares is in compliance with this Subsection 5.2.2.

                  5.2.3. EQUITY CAPITAL REQUIREMENT. Equity Capital on the Effective Date, determined in accordance with GAAP, will be at least $9 million. Bancshares' certificate referred to in Subsection 5.2.2 will confirm that this condition is satisfied.

                  5.2.4. PAYMENT OF NOTE AND RELEASE OF PLEDGE. Bancshares will have (1) satisfied in full its obligations under the Term Note, dated June 20, 1995, entered into between Bancshares and American Bank National Association in the original principal amount of $2,100,000, with a remaining payoff balance of approximately $1 million as of the date of this Agreement; (2) obtained full release of the collateral pledged as security for this Term Note; and (3) provided Glacier with evidence satisfactory to it and its counsel that the Term Note has been satisfied and the collateral released as required by this Subsection 5.2.4.

                  5.2.5. NO MATERIAL ADVERSE EFFECT. No material damage, destruction or loss (whether or not covered by insurance) has occurred, and no other event, individually or in the aggregate, having or potentially having a Material Adverse Effect with respect to Bancshares or the Bank has occurred. Bancshares' certificate referred to in Subsection 5.2.2 will state that the conditions identified in this Subsection 5.2.5 are satisfied.

                  5.2.6. FINANCIAL CONDITION. The following will be true, and Bancshares' certificate referred to in Subsection 5.2.2 will so state:

                           (a) the Bank's allowance for possible loan and lease losses at December 31, 1996, and at Closing will be adequate to absorb the Bank's anticipated loan and lease losses (taking into account any recommendations made by Bancshares' certified public accountants);

                           (b) the reserves set aside for the contingent liabilities reflected in the Subsequent Bancshares/Bank Financial Statements will be adequate to absorb all reasonably anticipated losses; and

                           (c) by November 1, 1996, Bancshares has provided Glacier with audited Bancshares/Bank Financial Statements audited by KPMG Peat Marwick LLP, and the audit has revealed no required adjustment to the unaudited Bancshares/Bank Financial Statements that would have a Material Adverse Effect upon Bancshares or the Bank.

                  5.2.7. NO CHANGE IN LOAN REVIEW. Bancshares will have provided to Glacier the reports reasonably requested by Glacier under Subsection 4.1.11 , and neither these reports nor any examinations conducted by Glacier under Subsection 4.1.11 reveal a material adverse change in either: (1) the information set forth in Schedule 7 or (2) information revealed during Glacier's previous examinations of the Bank's loans.

                  5.2.8. NO GOVERNMENTAL PROCEEDINGS. No action or proceeding will have been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

                  5.2.9. APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required in connection with this Agreement, the Transaction, and all other related legal matters will have been approved by Glacier's counsel.

                  5.2.10. RECEIPT OF TITLE POLICY. Glacier will have received the title insurance report or reports required by Subsection 4.1.10.

                  5.2.11. CORPORATE AND STOCKHOLDER ACTION. Bancshares' board of directors and Glacier's and Bancshares' stockholders will each have approved the Transaction.

                  5.2.12. TAX OPINION. Glacier will, at Glacier's expense, obtain from Graham & Dunn, P.C., and deliver to Bancshares, an opinion addressed to Bancshares and in form and substance reasonably satisfactory to Bancshares and its counsel, to the effect that consummation of the Transaction will not result in a taxable event for Bancshares or Glacier, and otherwise will have each of the effects specified below:

                           (a)      The Transaction will qualify as a
                                    reorganization within the meaning of IRC
                                    Section 368(a)(1)(A).

                           (b) Under IRC Section 354(a)(i), Bancshares' stockholders who, in accordance with Section 1, exchange their Bancshares Common Stock shares solely for Continuing Corporation Common Stock shares will not recognize gain or loss on the exchange.

                           (c) Cash payments to Bancshares' stockholders in lieu of a fractional share of Continuing Corporation Common Stock will be treated as distributions in redemption of the fractional share interest, subject to the limitations of IRC Section 302.

                  5.2.13. OPINION OF COUNSEL. Bancshares will obtain from Stephen J. Smith, attorney at law, and deliver to Glacier an opinion of counsel, addressed to Glacier, to the effect that:

                           (a) Bancshares is a corporation validly existing and in good standing under Montana law;

                           (b) the Bank is a Montana state chartered commercial bank validly existing and in good standing under Montana law;

                           (c) Bancshares has the corporate power and authority to execute, deliver, and perform this Agreement;

                           (d) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Bancshares, and this Agreement constitutes Bancshares' legal, binding, and valid obligation, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

                           (e) all issued and outstanding shares of Bancshares' and the Bank's capital stock have been duly authorized and are validly issued, fully paid, non-assessable, free of preemptive or similar rights arising by operation of law or otherwise, and have been issued in compliance with all applicable federal and applicable state securities laws;

                           (f) all Bancshares Options have been duly authorized and validly granted;

                           (g) counsel has no knowledge of any pending or threatened claims, actions, suits or legal or equitable proceedings before any governmental agency which, in counsel's opinion would, individually or in the aggregate, have a material adverse effect on Bancshares' or the Bank's business, operations, properties, assets, or condition or prevent consummation of the Transaction;

                           (h) execution of this Agreement and consummation of the Transaction will not violate Bancshares' or the Bank's articles of incorporation or bylaws or the terms of any material contract or other obligation entered into before the date of this opinion by Bancshares or the Bank; and

                           (i) Counsel's opinion will be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA section of Business Law (1991), together with the related commentary, as published in The Business Lawyer, Volume 47, No. 1, and any amendments or modifications thereto.

                  5.2.14. CASH PAID. The aggregate of the cash paid for fractional shares and Dissenting Shares to holders of Bancshares Common Stock under this Agreement and applicable law will not exceed 10% of the value of the Continuing Corporation Common Stock issued upon Closing.

                  5.2.15. AFFILIATE LETTERS. Glacier will have received the affiliate list and letters specified in Subsection 4.3.2.

                  5.2.16. REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the shares of Continuing Corporation Common Stock to be issued to stockholders under Subsection 1.3, and as described in Subsection 4.2, will have become effective, and no stop order suspending the effectiveness of such Registration Statement will have been issued or will remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC the basis for which remains in effect.

                  5.2.17. CONSENTS. Bancshares will have obtained the consents as indicated in Schedule 6.

                  5.2.18. FAIRNESS OPINIONS. Glacier will have received (1) from Columbia Financial Advisors, Inc., two updated fairness opinions (to be delivered by Bancshares to Glacier at Bancshares' expense), one dated immediately before Bancshares mails the Joint Prospectus/Proxy Statement to its stockholders and the other dated immediately before Closing, to the effect that the financial terms of the Transaction are financially fair to Bancshares' stockholders and (2) from D.A. Davidson & Company, a fairness opinion, dated immediately before Glacier mails the Joint Prospectus/Proxy Statement to its stockholders, to the effect that the financial terms of the Transaction are financially fair to Glacier's stockholders. Glacier will provide Bancshares' investment advisor with such information as it may reasonably request in order to render its opinion.

                  5.2.19. ACCOUNTING TREATMENT. It will have been determined to Glacier's satisfaction that the Transaction will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and Glacier and Bancshares will have received letters to such effect from KPMG Peat Marwick LLP, certified public accountants.

                  5.2.20. SOLICITATION OF EMPLOYEES. Neither any member of Bancshares' board of directors nor any entity with which any such director is affiliated will have solicited any employee of Bancshares or Glacier with the intention of causing the employee to terminate his or her employment with Bancshares or Glacier, as the case may be.

              5.2.21. OTHER MATTERS. Glacier will have received such other opinions, certificates, and documents as Glacier may reasonably request in connection with this Agreement and the Transaction.

         5.3. CONDITIONS TO BANCSHARES' OBLIGATIONS. All Bancshares' obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

              5.3.1. REPRESENTATIONS AND WARRANTIES. Glacier's representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they will be true in all material respects as of that earlier date). These representations and warranties will have the same force and effect as if they had been made at Closing. Glacier will have delivered to Bancshares its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that these representations and warranties comply with this Subsection 5.3.1.

              5.3.2. COMPLIANCE. Glacier will have performed and complied with all terms, covenants and conditions of this Agreement. Glacier will have delivered to Bancshares its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that Glacier is in compliance with this Subsection 5.3.2.

              5.3.3. NO MATERIAL ADVERSE EFFECT. No material damage, destruction or loss (whether or not covered by insurance) has occurred, and no other event, individually or in the aggregate, having or potentially having a Material Adverse Effect with respect to Glacier has occurred. Glacier's certificate referred to in Subsection 5.3.2 will state that the conditions identified in this Subsection 5.3.3 are satisfied.

              5.3.4. NO GOVERNMENTAL PROCEEDINGS. No action or proceeding will have been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

              5.3.5. CORPORATE AND STOCKHOLDER ACTION. Glacier's board of directors and Glacier's and Bancshares' stockholders will have approved the Transaction.

              5.3.6. TAX OPINION. The tax opinion specified in Subsection 5.2.12 will have been delivered to Bancshares.

                  5.3.7. OPINION OF COUNSEL. Glacier will obtain from Graham & Dunn, P.C. and deliver to Bancshares an opinion, addressed to Bancshares, to the effect that:

                           (a) Glacier is a corporation validly existing and in good standing under Delaware law;

                           (b)      Glacier has the corporate power and
                                    authority to execute, deliver, and perform this Agreement;

                           (c) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on Glacier's part, and this Agreement constitutes Glacier's legal, binding, and valid obligation, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

                           (d) the Continuing Corporation Shares have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable;

                           (e) the Registration Statement became effective under the Securities Act on ____________, 1996, and, to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission;

                           (f) the shares of Glacier's capital stock to be issued in the Transaction will be duly authorized, validly issued, fully paid, non-assessable, free of preemptive or similar rights arising by operation of law or otherwise, and will be issued in compliance with all applicable federal and applicable state securities laws;

                           (g) counsel has no knowledge of any pending or threatened claims, actions, suits or legal or equitable proceedings before any governmental agency which, in counsel's opinion would, individually or in the aggregate, have a material adverse effect on Glacier's business, operations, properties, assets, or condition or prevent consummation of the Transaction; and

                           (h) Counsel's opinion will be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA section of Business Law (1991), together with the related commentary, as published in The Business Lawyer, Volume 47, No. 1, and any amendments or modifications thereto.

                  5.3.8. FAIRNESS OPINION. Bancshares will have received from Columbia Financial Advisors, Inc., two updated fairness opinions, one dated immediately before Bancshares mails the Joint Prospectus/Proxy Statement to its stockholders and the other dated immediately before Closing, to the effect that the financial terms of the Transaction are financially fair to Bancshares' stockholders.

                  5.3.9. CASH PAID. The aggregate of the cash paid to holders of Bancshares Common Stock under this Agreement and applicable law will not exceed 10% of the value of the Continuing Corporation Common Stock issued upon Closing.

                  5.3.10. REGISTRATION STATEMENT. The Registration Statement, as it may have been amended, required in connection with the shares of Continuing Corporation Common Stock to be issued to stockholders under Subsection 1.3, and as described in Subsection 4.2, will have become effective, and no stop order suspending the effectiveness of such Registration Statement will have been issued or will remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC the basis for which remains in effect.

                  5.3.11. BANCSHARES DIRECTORS TO SERVE ON GLACIER AND GLACIER BANK BOARDS. Glacier will have appointed, effective as of Closing, William L. Bouchee and Allen Fetscher to serve on Glacier's and Glacier Bank, F.S.B.'s boards of directors.

                  5.3.12. APPROVAL BY COUNSEL. All actions, proceedings, instruments, and documents required in connection with this Agreement, the Transaction, and all other related legal matters will have been approved by counsel for Bancshares and the Bank.

                  5.3.13. OTHER MATTERS. Bancshares will have received such other opinions, certificates, and documents as Bancshares may reasonably request in connection with this Agreement and the Transaction.

                                   SECTION 6.
                        DIRECTORS, OFFICERS AND EMPLOYEES

         6.1. DIRECTORS. As a condition to the execution of this Agreement, Bancshares will cause each member of Bancshares' and the Bank's board of directors to enter into a written noncompetition agreement on or before the date this Agreement is signed. These noncompetition agreements will take effect on the Effective Date.

         6.2. DIRECTOR APPOINTED. On the Effective Date, Glacier will cause William L. Bouchee and Allen Fetscher to be elected or appointed to Glacier's and Glacier Bank, F.S.B.'s boards of directors to serve until their successors are elected and qualified. Nothing in this Subsection
         6.2 or this Agreement restricts in any way any rights of the Glacier's stockholders and directors at any time after the Effective Date to nominate, elect, select, or remove Glacier's directors.

         6.3. EMPLOYMENT AGREEMENT. As a condition to the execution of this Agreement, William L. Bouchee, Harold Fraser, and Weymouth Symmes will make themselves available to continue as officers of the Bank, in accordance with the terms and conditions set forth in employment agreements of even date with this Agreement, all effective as of the Effective Date.

         6.4. EMPLOYEES. Glacier presently intends to allow the Bank's employees who are employed with the Bank following the Transaction ("Continuing Employees") to participate in certain employee benefit plans in which employees of Glacier currently participate. Glacier intends to grant Continuing Employees credit for prior service with the Bank for purposes of determining eligibility and vesting, but Continuing Employees will not receive this credit for purposes of determining benefit accruals. Benefits for Continuing Employees will begin accruing on the later of January 1, 1997 and the Effective Date. This expression of intent is not a contract with the Bank's employees and will not be construed to create a contract or employment right with the Bank's employees.

         6.5. EMPLOYEE BENEFIT ISSUES.

              6.5.1. COMPARABILITY OF BENEFITS. Glacier confirms to Bancshares its present intention to provide Continuing Employees with employee benefit programs which, in the aggregate, are generally not less favorable than those being provided to Glacier employees.

              6.5.2. TERMINATION AND TRANSFER/MERGER OF PLANS. Before Closing, Bancshares will terminate its Profit Sharing Plan and distribute the proceeds from the Profit Sharing Plan to the participants as appropriate. As soon as practicable after Closing, any other employee benefit plans of Bancshares or the Bank will be terminated and the interests of Bancshares' employees in those plans will be transferred or merged into Glacier's employee benefit plans.

              6.5.3. NO CONTRACT CREATED. Except as provided in Subsection 6.3, Nothing in this Agreement gives any Bancshares employee a right to continuing employment.

         6.6. INDEMNIFICATION.

              6.6.1. INDEMNIFICATION. For a period of three years, from and after the Effective Date, Glacier will indemnify, defend, and hold harmless the present and former directors, officers, and employees of Bancshares and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or before the Effective Date and which arose out of legitimate business of Bancshares. This indemnification will be to the fullest extent that Bancshares would have been permitted under Montana law and its Certificate of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such Indemnified Party. Glacier will advance expenses as incurred to the fullest extent permitted under applicable law, so long as the person to whom expenses are advanced provides an undertaking to repay such advances, if it is ultimately determined that such person is not entitled to indemnification. In the event of a disagreement with respect to whether an Indemnified Party's conduct complies with the standards set forth herein, or whether such Indemnified Party's conduct may be indemnified under Montana law and the standards, if any, set forth in Bancshares' Certificate of Incorporation and Bylaws, the parties will submit the issue for disposition to an independent counsel mutually agreed upon between Glacier and the Indemnified Party.

              6.6.2. CLAIMS FOR INDEMNIFICATION. Any Indemnified Party wishing to claim indemnification under Subsection 6.6.1, upon learning of such claim, must notify Glacier of such claim within 10 days. Glacier's obligations under Subsection 6.6.1 will be reduced by any expenses or obligations caused to Glacier by untimely notice. In the event of any such claim (whether arising before or after the Effective Date), Glacier will have the right to assume the defense thereof. Glacier will have the right to approve counsel for all Indemnified Parties; the Indemnified Parties will cooperate in the defense of any such matter. Glacier will not be liable for any settlement effected without its prior written consent.

              6.6.3. ASSUMPTION OF INDEMNIFICATION OBLIGATION. If Glacier or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of the consolidation or merger or transfers all or substantially all of its assets to any entity, then and in each case, proper provision must be made so that the successors and assigns of Glacier will assume the obligations set forth in this Section 6.6.

              6.6.4. ENFORCEMENT. If a dispute arises over the indemnity contained herein, the substantially losing party will pay the costs and attorney's fees of the substantially prevailing party. The rights of each Indemnified Party in this Section 6.6 are in addition to any other rights the Indemnified Party may have under Bancshares' Certificate of Incorporation or Bylaws or under applicable Montana law.

                                   SECTION 7.
                          TERMINATION OF AGREEMENT AND
                           ABANDONMENT OF TRANSACTION

         7.1. TERMINATION BY REASON OF LAPSE OF TIME. If Closing does not occur before the Termination Date, either Glacier or Bancshares may terminate this Agreement and the Transaction if all of the following conditions are present:

              (a) the terminating party's board of directors decides to
                  terminate by a majority vote of its members;

              (b) the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; and

              (c) the failure to consummate the Merger by the Termination
                  Date is not due to a breach by the party seeking termination of any of its obligations, representations or warranties under this Agreement.

         7.2. OTHER GROUNDS FOR TERMINATION. This Agreement and the Transaction may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by Bancshares' stockholders, unless otherwise provided) as follows:

              7.2.1. MUTUAL CONSENT. By mutual consent of Bancshares and Glacier, if the boards of directors of each party agrees to terminate by a majority vote of its members.

              7.2.2. BANCSHARES' CONDITIONS NOT MET. By Glacier's board of directors if, by April 30, 1997, any condition set forth in Subsections 5.1 or 5.2 has not been satisfied.

              7.2.3. BANCSHARES FAILS TO RECOMMEND STOCKHOLDER APPROVAL OR OPTION BECOMES EXERCISABLE. By Glacier's board of directors (a) before Bancshares' stockholders approve the Transaction, if Bancshares' board of directors: (1) fails to recommend to its stockholders the approval of the Transaction or (2) modifies, withdraws or changes in a manner adverse to Glacier its recommendation to stockholders to approve the Transaction; or (b) the option granted by Bancshares to Glacier under the Stock Option Agreement becomes exercisable by Glacier.

              7.2.4. BANCSHARES FAILS TO RECOMMEND STOCKHOLDER APPROVAL. By Bancshares' board of directors before Bancshares' stockholders approve the Transaction, if Bancshares' board of directors: (1) fails to recommend to its stockholders the approval of the Transaction or (2) modifies, withdraws or changes in a manner adverse to Bancshares its recommendation to stockholders to approve the Transaction.

              7.2.5. CONDITIONS OF GLACIER NOT MET. By Bancshares' board of directors if, by April 30, 1997, any condition set forth in Subsections 5.1 or 5.3 has not been satisfied.

              7.2.6. IMPRACTICABILITY. By either Glacier or Bancshares, upon written notice given to the other party, if the party seeking termination under this Subsection 7.2.6's board of directors has determined in its sole judgment, made in good faith and after due consideration and consultation with counsel, that the Transaction has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the governments of either the State of Delaware or the State of Montana to restrain or invalidate the Transaction or this Agreement.

              7.2.7. DISCHARGE OF FIDUCIARY OBLIGATIONS. By Bancshares' board of directors, if after Bancshares has received both a written proposal for an acquisition of the shares or assets of Bancshares and a written opinion from special counsel concluding termination of the Agreement is necessary under this Subsection 7.2.7, Bancshares' board of directors reasonably concludes that termination of the Agreement is necessary in order for the board of directors to discharge their fiduciary obligations to Bancshares' stockholders.

              7.2.8. ACQUISITION OF GLACIER. By Bancshares' board of directors, if before Closing, Glacier agrees to, or announces its intention to merge with, consolidate with, or sell all or substantially all of its assets, or sell the stock or the assets of all of its subsidiaries, to another person, company, or entity, including a bank holding company, state-chartered bank, national bank, federal or state savings bank, or savings and loan association.

                  7.2.9. DECLINE IN VALUE OF GLACIER STOCK. By Bancshares' board of directors, in accordance with the following provisions:

                         (a) Subject to Subsection 7.2.9.(b), if the Average Closing Price is less than $18.81.

                         (b) If Bancshares exercises its termination right under Subsection 7.2.9.(a), it will give immediate written notice to Glacier. If Glacier does not receive this written notice by the fourth business day preceding the Effective Date, this termination right expires and this Agreement remains in effect in accordance with its terms. If Bancshares properly exercises this termination right, Glacier will have a two-business-day period beginning on the day Glacier receives Bancshares' termination notice, during which Glacier, by majority vote of its board of directors, may elect to increase the consideration to be received by Bancshares stockholders by using the Modified Purchase Price to calculate the Exchange Ratio in place of the Purchase Price. If Glacier so elects within the two-business-day period, it will give immediate written notice to Bancshares, and no termination will have occurred under this Subsection 7.2.9, and this Agreement will remain in effect in accordance with its terms (except for the substitution of the Modified Purchase Price for the Purchase Price).

                  7.2.10. INCREASE IN VALUE OF GLACIER STOCK. By Glaciers' board of directors, in accordance with the following provisions:

                           (a) Subject to Subsection 7.2.10.(b), if the Average Closing Price is more than $24.19.

                           (b) If Glacier exercises its termination right under Subsection 7.2.10.(a), it will give immediate written notice to Bancshares. If Bancshares does not receive this written notice by the fourth business day preceding the Effective Date, this termination right expires and this Agreement remains in effect in accordance with its terms. If Glacier properly exercises this termination right, Bancshares will have a two-business-day period beginning on the day Bancshares receives Glacier's termination notice, during which Bancshares, by majority vote of its board of directors, may elect to agree to decrease the consideration to be received by Bancshares stockholders and allow use of the Modified Purchase Price to calculate the Exchange Ratio in place of the Purchase Price. If Bancshares so elects within the two-business-day period, it will give immediate written notice to Glacier, and no termination will have occurred under this Subsection 7.2.10, and this Agreement will remain in effect in accordance with its terms (except for the substitution of the Modified Purchase Price for the Purchase Price).

                  7.2.11. CERTAIN DEFINITIONS. For purposes of Subsections
                          7.2.9 and 7.2.10, the terms listed below have the following meanings:

                           (a) Average Closing Price. "Average Closing Price" means the average daily closing price of Glacier Common Stock during the five trading days immediately preceding the fifth business day before the Effective Date.

                           (b) Modified Purchase Price. The Modified Purchase Price will be calculated in accordance with the formulas listed in Subsections (1) and (2) of this Subsection 7.2.11.(b), whichever applies. For purposes of this Subsection 7.2.11.(b), "MP" is the Modified Purchase Price and "ACP" is the Average Closing Price. MP will be rounded to 2 decimals, rounding down if the number to the right of the decimal is four or less or up if it is five or more.

                                    (1)      If the Average Closing Price is
                                             less than $18.81, then:

                                             MP =  P X 18.81
                                                   ---------
                                                      ACP

                                    (2)      If the Average Closing Price is
                                             greater than $24.19, then:

                                             MP =  P X 24.19
                                                   ---------
                                                      ACP

         7.3. BREAK-UP FEES.

              7.3.1. BANCSHARES' LIABILITY. Due to expenses, direct and indirect, incurred by Glacier in negotiating and executing this Agreement and in taking steps to effect Transaction, Bancshares will be liable to Glacier for $240,000 if (1) this Agreement terminates because Bancshares does not use all reasonable efforts to consummate the Transaction in accordance with the terms of this Agreement; (2) Bancshares terminates this Agreement for any reason other than the grounds for termination set forth in Subsections
              7.1 (as long as 7.1(c) is true as to Bancshares), 7.2.1, 7.2.5, 7.2.6, or 7.2.9; or (3) Glacier terminates this Agreement under Subsections 7.1 (but only if 7.1(c) is not true as to Bancshares),
              7.2.2 or 7.2.3. If this $240,000 break-up fee becomes payable, it will be payable on Glacier's demand and must be paid by Bancshares within 3 days of the date Glacier makes the demand. Glacier's rights under the Stock Option Agreement are in addition to this Subsection 7.3.1, and this Subsection 7.3.1 does not limit or restrict these rights or the circumstances under which Glacier may exercise the Option.

              7.3.2. GLACIER'S LIABILITY. Due to expenses, direct and indirect, incurred by Bancshares in negotiating and executing this Agreement and in taking steps to effect Transaction, Glacier will be liable to Bancshares for $100,000 if (1) this Agreement terminates because Glacier does not use all reasonable efforts to consummate the Transaction in accordance with the terms of this Agreement, or
              (2) Glacier terminates this Agreement for any reason other than the grounds for termination set forth in Subsections 7.1 (as long as 7.1(c) is true as to Glacier), 7.2.1, 7.2.2, 7.2.3, 7.2.6, or
              7.2.10. If this $100,000 break-up fee becomes payable, it will be payable on Bancshares' demand and must be paid by Glacier within 3 days of the date Bancshares makes the demand.

         7.4. COST ALLOCATION UPON TERMINATION. In connection with the termination of this Agreement under this Section 7, except as provided in Subsection 7.3, Glacier and Bancshares will each pay their own out-of-pocket costs incurred in connection with this Agreement, and will have no other liability to the other party. But, termination of this Agreement does not affect Glacier's rights under the Stock Option Agreement or the circumstances under which Glacier may exercise the Option.

                                   SECTION 8.
                                  MISCELLANEOUS

         8.1. NOTICES. Any notice, request, instruction or other document given under this Agreement must be in writing and must either be delivered personally or via facsimile transmission or be sent by registered or certified mail, postage prepaid, and addressed as follows (or to any other address or person representing any party as designated by that party through written notice to the other party):

         Glacier                    Glacier Bancorp, Inc.
                                    P.O. Box 27
                                    202 Main Street
                                    Kalispell, MT 59903-0027
                                    Attn: John S. MacMillan


         with a copy to:            Stephen M. Klein, Esq.
                                    Graham & Dunn, P.C.
                                    1420 Fifth Avenue, 33rd Floor
                                    Seattle, WA 98101-2390

         Bancshares                 Missoula Bancshares, Inc.
                                    P.O. Box 4506
                                    Missoula, MT  59806-4506
                                    Attn: William L. Bouchee

         with a copy to:            Stephen J. Smith, Esq.
                                    Attorney at Law
                                    431 First Avenue West
                                    P.O. Box 759
                                    Kalispell, MT 59903

         and                        Stephen J. Smith, of Counsel
                                    Schwabe, Williamson, & Wyatt, P.C.,
                                    1211 Southwest Fifth Avenue
                                    Portland, Oregon 97204

         8.2. WAIVERS AND EXTENSIONS. Subject to Section 9, Glacier or Bancshares may grant waivers or extensions to the other party, but only through a written instrument executed by the Chief Executive Officer of the party granting the waiver or extension. Waivers or extensions which do not comply with the preceding sentence are not effective. In accordance with this Section 8.2, a party may extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

                  (a) any inaccuracies of any other party in the representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement;

                  (b) compliance with any of the covenants of any other party; and

                  (c) any other party's performance of any obligations under this Agreement and any other condition precedent set out in Section 5.

         8.3. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise: (1) the defined terms defined in this Agreement include the plural as well as the singular and (2) references in this Agreement to Sections, Subsections, Schedules, and Exhibits refer to Sections and Subsections of and Schedules and Exhibits to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, the parties intend them to be interpreted as if they are followed by the words "without limitation." All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

         8.4. CONSTRUCTION AND EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided in this Agreement, this Agreement: (1) contains the parties' entire understanding, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties, or their respective duly authorized agents; (2) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (3) includes all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (4) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

         8.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Except for Subsection 4.9 (confidentiality), Subsection 7.3 (break-up fees) and Subsection 7.4 (expense allocation), the representations, warranties and covenants in this Agreement will not survive Closing or termination of this Agreement.

         8.6. ATTORNEYS' FEES AND COSTS. In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Transaction, the prevailing party in any such litigation will be entitled to reimbursement from the other party for its costs and expenses, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any mediation or appeal.

         8.7. ARBITRATION. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

         8.8. GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain matters may be governed by federal law. The parties must bring any legal proceeding arising out of this Agreement in Flathead County, Montana.

         8.9. SEVERABILITY. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement is not affected, and each remaining term is valid and enforceable to the fullest extent permitted by law.

                                   SECTION 9.
                                   AMENDMENTS

         At any time before the Effective Date, whether before or after the parties have obtained any applicable stockholder approvals of the Transaction, the boards of directors of Glacier and Bancshares, subject to the restrictions set forth in Del. Corp. Stat. Section 251(d), may: (1) amend or modify this Agreement or any attached Exhibit or Schedule and (2) grant waivers or time extensions in accordance with Subsection 8.2. But, after Bancshares' stockholders have approved this Agreement, the parties' boards of directors may not without Bancshares stockholder approval amend or waive any provision of this Agreement if the amendment or waiver would reduce the amount or change the form of consideration Bancshares stockholders will receive in the Transaction. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension or waiver. Failure by any party to insist on strict compliance by the other party with any of its obligations, agreements or conditions under this Agreement, does not, without a writing, operate as a waiver or estoppel with respect to that or any other obligation, agreement, or condition.

         Signed as of August 9, 1996:

                              GLACIER BANCORP, INC.



                              By /s/ John S. MacMillan
                              -------------------------
                              Name: John S. MacMillan
                              Title: President and CEO

                              MISSOULA BANCSHARES, INC.



                              By /s/ William L. Bouchee
                              --------------------------
                              Name: William L. Bouchee
                              Title: President and CEO

STATE OF MONTANA    )
                    ) ss.
COUNTY OF FLATHEAD  )

         On this 9th day of August, 1996, before me personally appeared John S. MacMillan, to me known to be the President and Chief Executive Officer of GLACIER BANCORP, INC., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

         IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                       /s/_______________________________
                                       NOTARY PUBLIC in and for the State
                                       of Montana, residing at __________.
                                       Title:____________________________.
                                       My commission expires_____________.


STATE OF MONTANA    )
                    ) ss.
COUNTY OF           )

         On this 9th day of August, 1996, before me personally appeared William
L. Bouchee, to me known to be the President and Chief Executive Officer of MISSOULA BANCSHARES, INC., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

         IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                       /s/_______________________________
                                       NOTARY PUBLIC in and for the State
                                       of Montana, residing at___________.
                                       Title:____________________________.
                                       My commission expires_____________.

         The undersigned, all being officers or shareholders of either or members of the board of directors of either Missoula Bancshares, Inc. ("Bancshares") or First Security Bank of Missoula ("Bank"), hereby consent to the Plan and Agreement of Merger ("Agreement"), dated as of August 9, 1996, between Glacier Bancorp, Inc. and Bancshares, and individually and as a group agree to vote in favor of the Agreement the shares of capital stock each beneficially owns, and subject to the good faith exercise of their fiduciary duties in accordance with the advise of counsel, to support and recommend the Agreement's adoption by the other stockholders of Bancshares.

         Except as otherwise required by law, the undersigned hereby, individually and as a group, further agree to refrain from (a) negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of Bancshares from the date of the Agreement through the meeting of the stockholders of Bancshares at which the transactions contemplated by the Agreement will be considered, and (b) any other actions or omissions inconsistent with the transactions contemplated by the Agreement.


/s/ William L. Bouchee                  /s/ Bruce Budge
- -------------------------------         -------------------------------
William L. Bouchee                      Bruce Budge
Director of Bancshares and Bank         Director of Bank

/s/ Patrick McDonald                    /s/ Douglas Lawrence
- -------------------------------         -------------------------------
Patrick McDonald                        Douglas Lawrence
Director of Bancshares                  Director of Bancshares

/s/ Allen Fetscher                      /s/ Harold Fraser
- -------------------------------         -------------------------------
Allen Fetscher                          Harold Fraser
Director of Bancshares and Bank         Director of Bank

/s/ Craig A. Langel                     /s/ Dale Mahlum
- -------------------------------         -------------------------------
Craig A. Langel                         Dale Mahlum
Director of Bank                        Director of Bank

/s/ Earl Pruyn                          /s/ Christopher B. Swartley
- -------------------------------         -------------------------------
Earl Pruyn                              Christopher B. Swartley
Director of Bancshares and Bank         Director of Bank

/s/ David Thiesen                       /s/ Robert T. Wuttke
- -------------------------------         -------------------------------
David Thiesen                           Robert T. Wuttke
Director of Bancshares and Bank         Director of Bank

/s/ Kathy Ogren                         /s/ Weymouth Symmes
- -------------------------------         -------------------------------
Kathy Ogren                             Weymouth Symmes
Shareholder of Bancshares               Bank Vice-President and Real
                                        Estate Manager